Exhibit 10.1

UNDERWRITING, CONTINUING INDEMNITY AND SECURITY AGREEMENT

      THIS UNDERWRITING, CONTINUING INDEMNITY AND SECURITY AGREEMENT entered into as of the 14th day of March, 2005, by QUANTA SERVICES, INC., a Delaware corporation, and certain of its Affiliates and Subsidiaries identified on Exhibit A, in their capacity as named Principal under any Bond and Indemnitors, in favor of FEDERAL INSURANCE COMPANY, an Indiana corporation. All capitalized terms will have the meaning set out in Section 1.

W I T N E S S E T H:

      WHEREAS, Principal, operating through certain of its Affiliates and Subsidiaries, is engaged in the business, among other things, of providing specialized contracting services, including design, construction, maintenance, installation and repair of network infrastructures for electric power, telecommunications, broadband cable and gas pipelines systems;

      WHEREAS, Indemnitors recognize that bonds may be a necessary and desirable adjunct to the business done and to be done by Principal that will directly benefit Indemnitors and desire to accommodate the financial, security, indemnity, exoneration, and other requirements of Surety as an inducement to Surety to become surety upon obligations of Principal, and have therefore agreed to be bound by this Agreement and have agreed to exercise their best efforts to permit and require any Indemnitor to honor and perform all of the applicable terms of this Agreement and the other Surety Credit Documents;

      WHEREAS, each of Indemnitors has determined that execution, delivery, and performance of this Agreement by Indemnitors will inure directly to the benefit of Indemnitors and is in the best interest of Indemnitors;

      WHEREAS, upon the express condition that this Agreement be executed, Surety has executed or procured or will execute or procure the execution of the Bonds, and Surety may continue previously executed Bonds and may forbear cancellation of such Bonds in Surety’s sole and absolute discretion but only to the extent provided for in such Bonds or permitted by law; and

      WHEREAS, Surety has agreed to act as surety or procure surety bonds for Principal, subject to the understanding of the parties that Surety is under no obligation to act as surety for every bond of Principal, and that Principal is under no obligation to obtain bonds from Surety.

      NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties agree and bind ourselves, and our respective successors and assigns, jointly and severally (except as herein provided otherwise), as follows:

      1. Definitions. For the purposes of this Agreement, the following terms will have the meanings listed below:

      “Accounts” means and includes all of Indemnitors’ now owned or hereafter acquired accounts (as defined in the UCC) and (whether included in such definition) accounts receivable, and proceeds, including without limitation, all insurance proceeds, proceeds of any letter of credit on which any Indemnitor is a beneficiary, but only to the extent such accounts, accounts receivable, and proceeds arise pursuant to a Bonded Contract, including, but not limited to Retainage, and all forms of obligations whatsoever owing to any Indemnitor under instruments and documents of title constituting the foregoing or proceeds thereof; and all rights, securities, and guarantees with respect to each of the foregoing. In no event shall “Accounts” or the proceeds thereof include accounts, accounts receivable, contract rights, insurance proceeds, or proceeds of any letter of credit of which any Indemnitor is a beneficiary to the extent such assets arise from contracts other than “Bonded Contracts.”

      “Affiliate” means, with respect to any Person, any other Person or group acting in concert with respect of such Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under the common control with such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person or group of Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. Each of Indemnitors is an Affiliate of each other of Indemnitors. None of Indemnitors is an Affiliate of Surety.

      “Agreement” or “this Agreement” means this Underwriting, Continuing Indemnity and Security Agreement as it may be amended, modified or supplemented from time to time.

      “Bank Credit Document” means and includes that certain Credit Agreement, dated as of December 19, 2003, among Quanta Services, Inc., as borrower, certain Subsidiaries and Affiliates of the borrower as the guarantors, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent for the lenders, together with all other loan documents, agreements, hedging agreements, bank product, or treasury management agreements and other instruments entered into or delivered in connection therewith (including, without limitation, any and all security agreements, pledge agreements, letters of credit, notes and other collateral documents of any nature), as amended, modified, supplemented and extended from time to time, and any renewals, restatements or replacements of any of the foregoing.

      “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or successor statute.

      “Bonded Contract” means any existing or future contract in respect of which any Bond is issued on behalf of any Principal or Island Mechanical, Hawaii.

      “Bonded Contract Balances” means all payments made, or to be made, to or on behalf of any Principal pursuant to or arising out of any Bonded Contract, including, without limitation, whether earned and unpaid or to be earned, Retainage, increases in contract amounts and payments made, or to be made, as a result of affirmative claims, including, but not limited to, claims against Obligees, design professionals (including, but not limited to architects and engineers), certified public accountants, subcontractors, laborers, materialmen, and against any of their sureties, including, without limitation, changed condition claims or wrongful termination claims.

      “Bonds” means any surety agreements, undertakings, or instruments of guarantee signed by Surety on behalf of any Principal, Island Mechanical, Hawaii, or Foreign Subsidiary, whether executed before or after the execution of this Agreement.

      “Collateral” means the Bonded Contracts and other collateral described in Section 6.

      “Debt” means, as of any applicable date of determination and as to any Person, without duplication, all items of indebtedness, obligation, or liability of such Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that would be classified and presented as a liability on a balance sheet prepared in accordance with GAAP.

      “Default Rate” means on each day of its determination the prime rate reflected in the Money Rates section of The Wall Street Journal plus two percent (2%).

      “Domestic Subsidiary” means any Subsidiary of Quanta Services, Inc. that is organized under the laws of any political subdivision of the United States.

      “Equipment” means all of Indemnitors now owned or hereafter acquired right, title, and interest with respect to equipment (as defined in the UCC) and (whether or not included in such definition) all tangible property including all retail store, storage, office, computer, or facility equipment and other retail, manufacturing, and research items, computer hardware, all vehicles, goods, machinery, chattels, tools, dies, machine tools, furniture, furnishing, fixtures, and supplies, of every nature, wherever located, all additions, accessories, and improvements thereto and substitutions therefor and all accessories, parts, and equipment which may be attached to or which are necessary for the operation and use of such personal property or fixtures, whether or not the same will be deemed to be affixed to, arise out of, or relate to any real property, together with all accessions thereto. For avoidance of doubt, “Equipment” is not intended to and does not include any Licensed Property.

      “Event of Default” means any one or more of the following:

      (a) Principal, Indemnitors, or any of them have failed or refused in a material respect to perform any obligation under this Agreement or any other Surety Credit Document on its part to be performed in accordance with the terms of this Agreement or any applicable Surety Credit Document; provided, however, the foregoing will not be deemed an Event of Default hereunder if such failure or refusal is curable and such cure is effected within ten (10) days following the earlier of (i) receipt by Indemnitors of notice from Surety of any such failure or refusal, or (ii) knowledge by Indemnitors of the occurrence of any such failure or refusal; or

      (b) any representation or warranty made or deemed made by any Indemnitor in this Agreement or any other Surety Credit Document, or which is contained in any certificate,

document, opinion, or financial or other statement furnished under or in connection with any Surety Credit Document, proves to have been incorrect in a material respect on or as of the date made or deemed made; provided, however, Principal will have the right to cure an Event of Default under this item (b) by delivering to Surety cash or a letter of credit in a form and issued by a financial institution acceptable to Surety in its sole and absolute discretion (it being agreed that the form and issuer of the Letter of Credit referred to in Section 5 will be acceptable to Surety) in an amount designated by Surety, in its sole and absolute discretion, within ten (10) days of written demand having been made by Surety for such delivery. In the event that Surety determines it is obligated to discharge any performance Bond claim before making such demand (or the expiration of such ten (10) day period), said action will not operate as a defense to Surety’s rights under this Agreement; provided further, however, that such action by Surety will not result in an Event of Default under this Agreement if Indemnitors fully indemnify Surety within ten (10) days of receipt of any demand by Surety for such indemnification; or

      (c) with respect to a Bond issued for an Obligee, (i) an Obligee under a Bonded Contract has declared any Principal or Island Mechanical, Hawaii to be in default under such Bonded Contract and such Principal or Island Mechanical, Hawaii has failed to cure such default within any cure period provided in such Bonded Contract or (ii) any Principal or Island Mechanical, Hawaii has acknowledged its default under any Bonded Contract irrespective of whether such Principal or Island Mechanical, Hawaii is actually in default of the Bonded Contract. It will be no defense to the enforcement of this Agreement by Surety that any Principal or Island Mechanical, Hawaii asserts that it is not in default under the Bonded Contract; or

      (d) Surety incurs any Surety Loss (excluding items payable pursuant to paragraph (b) of the definition of Surety Loss and other attorneys fees and similar fees and professional fees incurred in the ordinary course of business that are promptly reimbursed to Surety by Indemnitors); provided, however, Principal will have the right to cure an Event of Default under this item (d) by delivering to Surety cash or a letter of credit in a form and issued by a financial institution acceptable to Surety in its sole and absolute discretion (it being agreed that the form and issuer of the Letter of Credit referred to in Section 5 will be acceptable to Surety) in an amount designated by Surety, in its sole and absolute discretion, within ten (10) days of written demand having been made by Surety for such delivery; or

      (e) if Surety establishes a Reserve in any amount to cover any anticipated or actual loss on any Bond; provided, however, Principal and Indemnitors will have the right to cure any such Event of Default under this item (e) by delivering to Surety cash in an amount equal to such Reserve so established (which amount Surety will specify to Indemnitors by written notice in reasonable detail) within ten (10) days of such written notice having been made by Surety; or

      (f) any Principal or Island Mechanical, Hawaii has failed or refused to pay when due or is unable to pay when due claims, bills, or other Debt incurred in, or in connection with, the performance of any Bonded Contract, and Principal or Island Mechanical, Hawaii has failed to deliver to Surety an amount sufficient to discharge any claim or demand made against Surety with respect to such Bond within ten (10) days of written demand having been duly made on Indemnitors by Surety in respect of such claim or demand. In the event that Surety determines it is obligated to discharge any Bond claim before the foregoing demand by Surety is made on Indemnitors, said action will not operate as a defense against any of Surety’s rights under this Agreement; provided, however, that such action by Surety will not result in an Event of Default under this Agreement if Indemnitors fully indemnify Surety within ten (10) days of receipt of any demand by Surety for indemnification in respect of all such amounts incurred in respect of such action; or

      (g) Principal defaults under any banking facility or other credit agreement to which Principal is a party in respect of any Debt having an aggregate principal amount of more than Two Million Dollars ($2,000,000) which results in (i) acceleration of the Debt thereunder, (ii) the foreclosure or notice of foreclosure by the lenders thereunder or applicable agent on behalf of such lenders of the collateral that secures such Debt thereunder; or (iii) such lenders otherwise materially limiting the availability of the credit facility for the business operations of Principal; or

      (h) the commencement of proceedings in bankruptcy, or for reorganization of any Principal or Indemnitors, or for the readjustment of Debt of any Principal or Indemnitors, in each case under the Bankruptcy Code, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, by or against any Principal or Indemnitors and any such proceedings commenced against any Principal or Indemnitors are not dismissed, discharged, or stayed within sixty (60) days of filing; or

      (i) the appointment of a receiver or trustee for any Principal or Indemnitors or for any substantial part of their assets, or the institution by a Person other than any Principal or any Indemnitor or any Person acting on their behalf of any proceedings for the dissolution or the full or partial liquidation of any Principal or Indemnitors and such proceedings are not dismissed, discharged, or stayed within sixty (60) days of filing, or any of Principal or Quanta Services, Inc. will discontinue their business or materially change the nature of their business; provided, however, that no Event of Default will occur pursuant to this item (i) as a result of any discontinuance of or change in the business of any Indemnitor (other than Quanta Services, Inc.) occurring in connection with any transaction solely between or among any Indemnitors; or

      (j) any of Principal or any Indemnitor allows a judgment creditor to obtain possession of any of the Collateral by any means, including, but without limitation, levy, distraint, replevin, or self-help, and such possession continues for five (5) days after written notice thereof to Principal and Indemnitors from Surety; provided, however, Principal will have the right to cure an Event of Default under this item (j) by delivering to Surety cash in an amount designated by Surety, in its sole and absolute discretion, within ten (10) days of written demand having been made by Surety for such delivery.

      “Foreign Subsidiary” means any Subsidiary of Quanta Services, Inc. that is not a Domestic Subsidiary.

      “GAAP” means generally accepted accounting principles in the United States of America, as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied.

      “Identified Equipment” means, whether owned or leased, any and all (i) boom-mountable robotic arms and (ii) if one or more Bonds is in effect for the benefit of H.L. Chapman Pipeline Construction, Inc., such company’s following rock trenching equipment: (a) Astec Model 3000SM surface miner (two units); (b) Trencor Model 1860HD trencher (two units); and (c) Trencor Model 1760HD trencher (two units).

      “Indebtedness” means, without duplication, any and all Surety Loss, and the payment and performance of all other obligations and undertakings now or hereafter owing to Surety with respect to the Bonds and/or under the Surety Credit Documents, as same may now or hereafter be modified, replaced, extended, or renewed, in accordance with their terms.

      “Indemnitors” means Quanta Services, Inc., a Delaware corporation, and Principal. In addition, any parent of Principal (exclusive of any Joint Venture) and any other Person that owns an equity interest in Principal (exclusive of any Joint Venture), their successors and assigns, will be deemed to be an Indemnitor under this Agreement. Thereafter, said parent of Principal (exclusive of any Joint Venture) and any other Person that owns an equity interest in Principal (exclusive of any Joint Venture), their successors and assigns, will be deemed to be an Indemnitor hereunder as though they were original signatories hereto. Notwithstanding the foregoing or anything in this Agreement or any or any other Surety Credit Document to the contrary, in no event will any parent, shareholder, or other equity holder of any nature in Quanta Services, Inc. be or be deemed to be an Indemnitor for any purpose under this Agreement. The exclusion of any parent, shareholder, or other equity holder of Quanta Services, Inc. as an Indemnitor for the purposes of this Agreement will not limit the indemnity obligations of any parent, shareholder, or other equity holder as may be agreed by any such parent, shareholder, or other equity holder in any agreement entered into by any such parent, shareholder, or other equity holder. Notwithstanding the foregoing or anything in this Agreement or any other Surety Credit Document (exclusive of any Surety Credit Document executed by any Foreign Subsidiary or Joint Venture) to the contrary, in no event will any Foreign Subsidiary or Joint Venture be an Indemnitor. The exclusion of Foreign Subsidiaries and Joint Ventures as Indemnitors for the purposes of this Agreement will not limit the indemnity obligations of any Foreign Subsidiary or any Joint Venture as may be agreed to by such Foreign Subsidiary or such Joint Venture in any agreement entered into by such Foreign Subsidiary or such Joint Venture.

      “Indemnity Agreement” means that certain General Agreement of Indemnity dated December 2, 1999, executed by Quanta Services, Inc., on its behalf and on behalf of any of its subsidiaries or on behalf of any subsidiary of a subsidiary or successive subsidiaries, direct or indirect, now existing or hereafter created, in favor of Surety.

      “Inventory” means and includes all of Indemnitors’ now owned and hereafter acquired inventory, including, without limitation, goods, merchandise, and other personal property furnished under any contract of service, Bonded Contract, or intended for sale or lease, all raw materials, work in process, finished goods and materials, and supplies of any kind, nature, or description used or consumed in Indemnitors’ business or used in connection with the manufacture, packaging, shipping, advertising, selling, or finishing of such goods, merchandise, and other personal property, all returned or repossessed goods now, or hereafter, in the possession or under the control of Indemnitor or Surety, and all documents of title or documents representing the same.

      “Joint Venture” means any Person in which (i) one or more other Persons of the type described in clauses (i), (ii), (iii), or (iv) of the definition of “Principal” has an equity or other ownership or income participation interest equal to or greater than twenty-five percent (25%) of the total such interest outstanding and (ii) one or more other Persons which are not Affiliates of the Persons described in clause (i) above have an equity or other ownership or income participation interest.

      “Licensed Property” means all proprietary systems or software, or any other assets of a similar nature which are employed by Principals in performing the contractual Work that is required by the Bonded Contracts and/or the Bonds; any and all inventions, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, registrations, copyrights, licenses, franchises, customer lists, and any associated goodwill that is required for the completion of any Bonded Contract and/or the fulfillment of any of Surety’s obligations under the Bonds.

      “Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement to assure payment of any debt, encumbrance, lien (statutory or other), or preference, priority, or other security agreement, or preferential arrangement to assure payment of any debt, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidencing any of the foregoing).

      “Material Adverse Effect” means, relative to any occurrence of whatever nature (including the adverse determination in any litigation, arbitration, or governmental investigation or proceeding), (a) a material adverse effect on the financial condition, business, or business operations of Principal and Indemnitors and their Subsidiaries taken as a whole, or (b) a material impairment of the collective ability of Principal and Indemnitors taken as a whole to satisfy their respective obligations to Surety under the Surety Credit Documents, or (c) a material adverse effect upon the enforceability against Principal and Indemnitors of Surety’s security interest in the Collateral.

      “Obligee” means any named party or parties appearing on any Bond(s) in whose favor the Bond(s) are issued, or such parties’ successors and permitted assigns.

      “Permitted Liens” means:

      (a) Liens for taxes, assessments, or governmental charges not yet past due or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

      (b) mechanics’, workmen’s, materialmen’s and repairmen’s Liens or other Liens arising by operation of law in the ordinary course of business, or pursuant to customary reservations or retentions of title arising in the ordinary course of business, of any Indemnitor securing obligations that are not past due, unless contested in good faith by appropriate proceedings or, if past due, are unfiled and no other action has been taken to enforce the same;

      (c) any Lien granted on their assets by Indemnitors to Surety to secure the payment of Surety Loss;

      (d) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate proceedings and for which adequate reserves are maintained in accordance with GAAP;

      (e) statutory Liens of landlords, and Liens of carriers, warehousemen or suppliers, or other similar possessory Liens arising in the ordinary course of business; provided, that, the holder of such possessory Lien does not exercise any foreclosure right to enforce its Lien;

      (f) deposits securing, or in lieu of, any surety, appeal, or custom bonds in proceedings to which any Indemnitor is a party, bids, trade contracts and leases, statutory obligations, performance bonds and other obligations of a like nature, and Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments);

      (g) Liens existing on the date hereof and any renewals and extensions thereof which Liens are described on the attached Exhibit B and any replacement, refinancing, renewal, or extension of any such Lien in the same property theretofore subject arising out of the extension, renewal, replacement, or refinancing of the Debt secured thereby;

      (h) common law rights of offset and contractual rights of offset arising in the ordinary course of business;

      (i) any common law security interest of a surety in the actual proceeds of a project subject to the underlying bond provided by such surety;

      (j) any other Liens pursuant to any Surety Credit Document;

      (k) provided that any such Lien is subject to an intercreditor agreement of the type described in Section 3 (c) to which Surety (or its successors and assigns) is a party, Liens securing either Principal’s and/or Indemnitors’ (including without limitation, any combination of the foregoing) senior facilities, as amended, modified, restated, refinanced, or supplemented from time to time;

      (l) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

      (m) Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;

      (n) Liens of sellers of goods to Principal or any Indemnitor arising under Article 2 of the UCC or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

      (o) provided that any such Lien is subject to an intercreditor agreement of the type described in Section 3 (c), any Liens pursuant to any Bank Credit Document;

      (p) purchase money security interest Liens arising under Article 9 of the UCC or similar provisions of applicable law in the ordinary course of business, covering only the goods purchased and securing only the unpaid purchase price for such goods and related expenses, which are not past due;

      (q) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases or short term rentals not prohibited by this Agreement; and

      (r) leases or subleases granted to others not interfering in any material respect with the business of Principal or any Indemnitor.

      “Person” means any individual or entity, whether a trustee, corporation, partnership, joint stock company, unincorporated organization, business association or firm, joint venture, a government or any agent or instrumentality or political subdivision thereof.

      “Principal” means (i) Quanta Services, Inc., a Delaware corporation, (ii) those of its Domestic Subsidiaries listed on Exhibit A, (iii) any other Domestic Subsidiaries of Quanta Services, Inc. for whom Surety executes Bonds, (iv) any new Principal added to this Agreement by rider as provided in Section 52, and (v) any Joint Ventures in which one or more of them are involved (A) that is listed on Exhibit A, (B) for which a Bond is outstanding or (C) for which a Bond is requested by Indemnitors, in each case in their respective capacity as a named principal under any Bond, but in all events excluding any Foreign Subsidiaries; provided, however, that a Joint Venture will not be considered a Principal for purposes (or application) of Section 5 and Section 6 of this Agreement; provided further, however, that notwithstanding anything herein to the contrary, Island Mechanical, Hawaii, a Hawaii general partnership (“Island Mechanical, Hawaii”), shall not be or be deemed to be a Principal.

      “Records” means correspondence, memoranda, tapes, books, discs, papers, magnetic storage, and other documents or information of any type, whether expressed in ordinary or machine language relating to any Bonded Contract or Collateral.

      “Reserve” means a sum of money that may be set aside by Surety to pay its present and future liabilities under Bonds as required by statute.

      “Retainage” means contract proceeds periodically withheld by an Obligee to provide further security for Principal’s or Island Mechanical, Hawaii performance of a Bonded Contract,

and as such are payable to Principal or Island Mechanical, Hawaii only upon a clear demonstration of compliance with the terms of the Bonded Contract.

      “Subsidiaries” means, with respect to any Person, any corporations, partnerships, or other entities wherein such Person owns or acquires, directly or indirectly, more than fifty percent (50%) of the issued and outstanding voting stock, voting securities, or other equity interest of such corporation, partnership, or other entity, or any other corporation, partnership or other entity the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by any such Person.

      “Surety” means Federal Insurance Company, an Indiana corporation, its Affiliates and Subsidiaries and any other companies writing Bonds for which this Agreement is consideration (and other companies from whom Surety procures Bonds for Principal), and their co-sureties and reinsurors, and their respective successors and permitted assigns.

      “Surety Credit Documents” means the following: (i) the Bonds; (ii) the Indemnity Agreement; (iii) this Agreement; (iv) UCC Financing Statements listing any of Indemnitors as debtor and Surety as secured party; (v) any intercreditor agreement by and between Surety and any banking institution party to a credit agreement or facility with any Indemnitor relating to such credit agreement or facility; (vi) any collateral agreement entered into by Surety and any collateral agent named therein in accordance with Section 33; (vii) any indemnity agreement or other agreement executed by any Foreign Subsidiary with respect to any Bond and/or for the benefit of Surety; (viii) any confidentiality agreement entered into between Surety or any Affiliate of Surety and an Indemnitor; and (ix) all amendments, modifications, extensions, additions, substitutions, or other documents hereafter executed or delivered by any of Indemnitors or any Foreign Subsidiary, which relate to any of the foregoing documents.

      “Surety Loss” means, without duplication:

      (a) all damages, costs, reasonable attorney fees, and liabilities (including all reasonable expenses incurred in connection therewith) which Surety actually incurs by reason of executing or procuring the execution of any surety agreements, undertakings, or instrument of guarantee signed by Surety on behalf of (i) any Principal or Island Mechanical, Hawaii and (ii) if requested by any Indemnitor, any Affiliates and Subsidiaries of Quanta Services, Inc., and/or Bonds which may be already or hereafter executed on behalf of any Principal and/or any Foreign Subsidiary, or renewal or continuation thereof; or which Surety actually incurs by reason of making any investigation on account thereof, prosecuting or defending any action in connection therewith, obtaining a release, recovering, or attempting to recover any salvage in connection therewith or enforcing by litigation or otherwise any of the provisions of this Agreement, including, but not limited to:

          (1) money judgments, amounts paid in settlement or compromise, the full amount of reasonable attorney and other professional fees incurred or paid by Surety, including without limitation reasonably allocated costs of in-house counsel (to the extent reasonably documented), accountants, and engineers, court costs and fees, and interest at the Default Rate on all sums due it from the date of Surety’s demand for said sums (to the extent then due), if interest has been awarded by a court;

          (2) any loss which Surety actually incurs as a result of any Bonded Contract or any Bonds, whether that loss results from any activity of any Principal, Island Mechanical, Hawaii and/or any Foreign Subsidiary individually or as part of a joint venture, partnership, or other entity which has been or may be formed in which Principal or any Foreign Subsidiary is involved;

          (3) any loss which Surety actually incurs as a result of any actions taken by Surety upon information provided by any Indemnitor, Island Mechanical, Hawaii and/or any Foreign Subsidiary with respect to the issuance of any Bonds;

          (4) any Bond premiums due from Principal, Island Mechanical, Hawaii and/or any Foreign Subsidiary to Surety;

          (5) any amounts that have been paid to Surety to be applied to Surety Loss that a court of competent jurisdiction determines constitute “preferences,” within the meaning of Section 547 of the Bankruptcy Code, and by reason thereof Surety is required to disgorge said amounts paid; and

      (b) reasonable legal, accounting, consulting, and related fees and expenses incurred after January 15, 2005, in connection with the Bonds, the Surety Credit Documents, and/or any application or submission by any of Indemnitors and/or any Foreign Subsidiary for the issuance of any Bond or renewal of any existing Bond, whether or not Surety decides to issue said Bond. Notwithstanding the foregoing, Indemnitors will be required to reimburse Surety for one hundred percent (100%) of any filing fees and recording taxes incurred by Surety to perfect and continue Surety’s security interest in the Collateral regardless of when those fees are incurred.

      “UCC” means the Uniform Commercial Code as in effect on the date hereof in New York, as it may be amended from time-to-time provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of a security interest in any Collateral is governed by any state other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

      “Work” means the specialized contracting services, including but not limited to design, construction, maintenance, installation and repair of network infrastructures for electric power, telecommunications, broadband cable and gas pipelines systems, as the case may be, required of any Principal, Island Mechanical, Hawaii, or Indemnitor by any Bonded Contract, whether completed or partially completed, and includes all other labor, materials, equipment, and services provided or to be provided by any Indemnitor, Island Mechanical, Hawaii, or Principal to fulfill such Principal’s, Island Mechanical, Hawaii’s, or Indemnitor’s obligations pursuant to such Bonded Contract.

      Any collective defined term and any defined term used in the plural will be taken to encompass individually and collectively all members of the relevant class. Any defined term used in the singular preceded by “any” will be taken to indicate any number of the members of the relevant class. Any defined term used in the singular and preceded by the word “each” will indicate all members of the relevant class, individually.

      2. Due Diligence Items Required to be Delivered by Indemnitors. Indemnitors will deliver to Surety each of the following, in form and substance satisfactory to Surety and its counsel:

          (a) Favorable opinions of both outside and in-house counsel to Principal and Indemnitors substantially in the form attached hereto as Exhibit C.

          (b) an officer’s certificate of each of Indemnitors certifying appropriate resolutions authorizing the execution, delivery, and performance of the applicable Surety Credit Documents, certifying that such resolutions have been approved in accordance with each of Indemnitors’ governing documents along with copies of such governing documents, and certifying incumbencies and true signatures of the officers so authorized;

          (c) evidence of the good standing of each of Indemnitors in the jurisdiction in which such Indemnitor is formed; and

          (d) such other information and documents as may reasonably be required by Surety.

      Principal has paid Surety one-sixth of a One Hundred Fifty Thousand Dollar ($150,000) facility fee, or Twenty-Five Thousand Dollars ($25,000). Contemporaneously with the execution of this Agreement, Principal will pay Surety the remaining portion of the facility fee due in the amount of One Hundred Twenty-Five Thousand Dollars ($125,000) and once the facility fee has been paid in full, Surety will provide Principal a written receipt evidencing payment in full of such facility fee. The delivery of said facility fee will not reduce Surety Loss, or otherwise affect Surety’s rights under the Indemnity Agreement or any other of the Surety Credit Documents.

      3. Bonds; Conditions Precedent to all Bonds. Subject to the terms of this Agreement, and so long as no Event of Default has occurred and is continuing, Surety is willing to consider the extension of additional surety credit for the purposes set out in this Agreement. Surety reserves the right to decline to execute any and all bonds, in Surety’s sole and absolute discretion, and if Surety executes any Bond, Surety will not be obligated to expand or renew any such Bond. No claim will be made, nor any cause of action asserted against Surety as a consequence of its failure to execute any bond(s). Whether to approve or disapprove any application of any Principal or Foreign Subsidiary for surety credit and issue bonds in response thereto will be determined on a case by case basis and is within Surety’s sole and absolute discretion. Without limiting the generality of the foregoing, Indemnitors specifically acknowledge and confirm Surety’s right to decline execution of any bond, or all bonds, as set forth in this Agreement.

      Without limiting the generality of the foregoing, the determination of Surety in its sole and absolute discretion, to issue any Bond will be subject to the further conditions precedent that on the date of such issuance each of the following conditions will be satisfied, in the sole and absolute discretion of Surety:

          (a) The following statements will be true and, by its request for the issuance of such Bond, Indemnitors will be deemed to have certified to Surety that as of the date of such issuance:

                    (1) the representations and warranties contained in this Agreement and the Surety Credit Documents are correct in all material respects on and as of the date of such issuance as though made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date; and

                    (2) no Event of Default has occurred and is continuing, or would result from the issuance of such Bond.

          (b) Surety will have received such other approvals, opinions, or documents as Surety may reasonably request.

          (c) Any banking or other financial institutions that have any interest in the Collateral will have entered into an intercreditor agreement with Surety which will address: (i) Surety’s first priority security interest in the Collateral; and (ii) Surety’s rights of equitable subrogation with respect to all Bonds and Bonded Contracts.

          (d) Any request for a Bond will contemplate any of Indemnitors or a Foreign Subsidiary being named as the principal.

          (e) Subject to Permitted Liens and except as otherwise permitted by intercreditor agreements that are in effect from time to time with Surety, Surety will be the holder of a first priority security interest in the Collateral.

      4. Indemnity; Exoneration. Quanta Services, Inc. has full right and authority to execute any and all current or future documents and/or amendments on behalf of any Principals and Indemnitors without requiring the separate signature of any such Principal and Indemnitors. Although execution will not be necessary to bind any such Person as an Indemnitor hereunder, at the request of Surety, Indemnitors will cause any such Person to execute this Agreement. Said Domestic Subsidiaries and such other Person will be deemed to be an Indemnitor hereunder as though they were original signatories hereto. Indemnitors agree to indemnify, and keep indemnified, and hold and save harmless Surety against all Surety Loss. The duty of Indemnitors to indemnify Surety is a continuing duty, separate from the duty to exonerate, and survives any payments made in exoneration of Surety. Amounts due Surety (together with interest at the Default Rate) will be payable upon written demand.

      Indemnitors recognize and acknowledge the common law right of Surety to be exonerated by Indemnitors. Upon a Surety Loss, in the event Indemnitors fail or refuse to exonerate Surety upon written demand, all Indemnitors agree, upon demand by Surety, to exonerate Surety from Surety Loss, by satisfying Indemnitors’ obligations under the Bonded Contracts and obtaining either a withdrawal of all claims against Surety under the Bonds or a general release.

      Notwithstanding anything in this Agreement or any other Surety Credit Document (exclusive of any Surety Credit Document executed by any Foreign Subsidiary) to the contrary, no Foreign Subsidiary will be liable under this Agreement for, or obligated to indemnify Surety or hold Surety harmless from or against, any Surety Loss or any other amount except, with respect to a Bond executed or procured by Surety for a specific Foreign Subsidiary in its capacity as a named principal under such Bond, for such amounts described in subsection (a) of the definition of Surety Loss for which such Foreign Subsidiary is expressly obligated pursuant to such Bond. The forgoing will not limit the indemnity obligations of any Foreign Subsidiary as may be agreed to by such Foreign Subsidiary in any agreement entered into by such Foreign Subsidiary.

      5. Security Interest; Obligation Secured. To secure payment or other performance of any and all Surety Loss, and the payment and performance of all other obligations and undertakings now or hereafter owing to Surety with respect to the Bonds and/or under the Surety Credit Documents, as same may now or hereafter be modified, replaced, extended, or renewed, Indemnitors hereby grant to Surety a first priority (subject to Permitted Liens) security interest in the Collateral. The security interest created herein will attach without the execution or delivery to Surety of any instruments, documents, assignments, or other agreements of transfer, and in the event any such instruments, documents, or other agreements of transfer are or will be delivered to Surety, the same are and will be in furtherance of and in addition to the security interest created by virtue of this Agreement. As additional security for any and all Surety Loss, Indemnitors have caused to be delivered to Surety and named Surety as the beneficiary of that certain Letter of Credit No. 3064365 dated July 14, 2004, issued by Bank of America in the face amount of Ten Million Dollars ($10,000,000).

      Except as herein provided otherwise, Indemnitors will at all times keep Surety’s security interest properly perfected and hereby designate Surety and any collateral agent that may be designated by Surety pursuant to Section 33 as their attorney in fact to do any acts or deeds or execute such documents reasonably appropriate to accomplish said perfection. Said designation will be irrevocable as long as any obligation of any of Indemnitors to Surety under this Agreement and/or any of the Surety Credit Documents is outstanding. Surety agrees that it will not and will cause its agents not to, process notices of assignment or any other documentation under the Contract Disputes Act, 41 U.S.C. §601, et. seq. and/or the Federal Acquisition Regulations unless an Event of Default has occurred, or the agent for the lenders under the Bank Credit Documents requests Surety to perfect, or any other Person has taken any action to perfect, an assignment or Lien with respect to any Bonded Contracts or other Collateral that is subject to the Contract Disputes Act, 41 U.S.C. §601, et. seq. and/or any Federal Acquisition Regulations.

      The right is expressly granted to Surety, at Surety’s reasonable discretion, to file in those jurisdictions where the same is permitted, one or more financing statements under the UCC and indicating therein the types or describing the items of the Collateral. Without the prior written consent of Surety, none of Indemnitors will, after the date hereof, file or authorize or permit to be filed in any jurisdiction any financing or like statement relating to the Collateral other than filings of or relating to Permitted Liens. Surety’s security interest will be first and prior to any other Liens on the Collateral except for Permitted Liens. Surety reserves all rights to contest the validity or priority of any Lien.

      If any Accounts constituting Collateral should be evidenced by promissory notes, trade acceptances, or other instruments for the payment of money, Indemnitors promptly will deliver the same to Surety appropriately endorsed to the order of Surety. Regardless of the form of each endorsement, Indemnitors hereby waive presentment, demand, notice of dishonor, protest, and notice of protest, and all other notices with respect thereto, except as required by this Agreement.

      At any time, and at reasonable intervals, upon the request of Surety and subject to the Permitted Liens, Indemnitors will: (a) give, execute, deliver, file, and/or record any notice, statement, instrument, document, agreement, or other papers that may be necessary or desirable, or that Surety and/or any collateral agent designated by it pursuant to Section 33 may reasonably request in order to create, preserve, perfect, or validate any security interest granted herein or to enable Surety and/or such collateral agent to exercise and enforce its rights hereunder or with respect to such security interest; and (b) permit Surety or Surety’s representatives, upon advance written notice and, at reasonable intervals during normal business hours, to inspect and make abstracts from any of Indemnitors’ books and records pertaining to the Collateral.

      Upon the Indebtedness being paid and satisfied in full (including, but not limited to, the expiration of any time period for which any latent defect or warrant claim could be made), Surety will, with reasonable promptness, execute all necessary documents and file same in every jurisdiction in which the security agreement or any Surety Credit Document was filed to effectuate a termination of said security agreement and all Liens evidenced thereby.

      6. Description of Collateral; Licensed Property. Collateral includes all amounts that may be owing from time to time by Surety to any Indemnitor in any capacity, including, but without limitation, any balance or share belonging to any Indemnitor of any deposit or other account with Surety (this Lien and security interest will be independent of any right of setoff which Surety may have); all rights of any Principal to any distribution, right to distribution, or other similar interest in connection with or on account of any Bond signed by Surety on behalf of any Joint Venture; all of any Principal or Indemnitor’s right, title, and interest in and to all Bonded Contracts; Accounts; all rights of any Principal that is a Joint Venture to any distributions from any Person that is a party to or has an interest in any Bonded Contract with respect to such Bonded Contract (whether such Principal is the named Principal in such Bonded Contract); all claims, rights, and chooses in action against any Obligee on any Bond or against any other Person in either case on account of any Bond or Bonded Contract; Bonded Contract Balances; to the extent assignable (provided, that, any such prohibition on assignment would not be rendered ineffective pursuant to Article 9 of the UCC, including, without limitation Section 9-406 and 9-408 of the UCC, or any successor provisions and further, provided, that, any such prohibition on assignment has not otherwise been rendered ineffective, lapsed, or terminated) all rights and actions that any Indemnitor may have or acquire in any subcontract, purchase order, or other agreement in connection with any Bonded Contract, and against any subcontract, purchase order, or other agreement with any Person furnishing or agreeing to furnish or supply vehicles, labor, supplies, machinery, or other equipment in connection with or on account of any Bonded Contract, and against any surety or sureties of any such subcontractor, laborer, or other Person in connection with such Bonded Contracts; any and all Equipment (exclusive of any Equipment owned by any Joint Venture) which is specifically purchased for or prefabricated for the Work that is the subject of any Bonded Contract and/or delivered to the site of such Work to be incorporated into the Work that is the subject of any Bonded Contract and/or that is required pursuant to the terms of any Bonded Contract to be transferred to any Obligee on any Bond (or any assignee of such Obligee or any other owner, or assignee of any owner, of the Work that is the subject of any Bonded Contract) upon completion or termination of the Work; any and all Inventory which is specifically purchased for or prefabricated for the Work that is the subject of any Bonded Contract and/or delivered to the site of such Work to be incorporated into the Work that is the subject of any Bonded Contract and/or that is required pursuant to the terms of any Bonded Contract to be transferred to any Obligee on any Bond or any assignees of any such Obligee or any other owner or assignee of any owner, of the Work that is the subject of the Bonded Contract upon completion or termination of the Work that is the subject of the Bonded Contract; plans, specifications, and shop and as built drawings utilized in or necessary to fully perform all obligations and services required of Principal under the Bonded Contracts; and any and all proceeds and products arising with respect thereto.

      Anything herein to the contrary notwithstanding, (i) the Collateral is not intended to and does not include any Licensed Property or any property or assets of any nature of any Foreign Subsidiary (except solely to the extent that a Foreign Subsidiary executes and delivers an agreement for the benefit of Surety designating any specified property or assets of such Foreign Subsidiary as Collateral hereunder), (ii) Indemnitors will remain liable under any contracts and agreements included in the Collateral, solely to the extent set forth therein, to perform all of their duties and obligations thereunder to the same extent as if this Agreement had not been executed, (iii) the exercise by Surety of any of the rights hereunder will not release any Indemnitor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (iv) Surety will not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor will Surety be obligated to perform any of the obligations or duties of Indemnitor thereunder or take any action to collect or enforce any claim for payment assigned hereunder.

      Indemnitors hereby grant to Surety an irrevocable, non-exclusive, royalty-free, and fully paid-up license and right, until the Indebtedness is paid and satisfied in full and Surety has no exposure under any Bond, to use the Licensed Property upon the occurrence of and during the continuance of any Event of Default for the limited purpose of: (i) obtaining bids for the completion of any Bonded Contract; (ii) taking possession of the Work under any Bonded Contract; (iii) completing, or consenting to the completion of, any Bonded Contract; and (iv) tendering the completion of any Bonded Contract to any Obligee that has agreed to accept a tender of completion of the Bonded Contract.

      7. Representations and Warranties. Indemnitors hereby warrant, covenant, and represent that:

          (a) Indemnitors are the exclusive owners of the Collateral and have good and marketable title to the Collateral and that on the date of this Agreement the Collateral is free of any and all Liens (excluding Permitted Liens). Neither “Coast to Coast” nor “Cooper’s Coast to Coast Hardware” referred to as the debtor in UCC-1 Financing Statement Nos. #0009560104, 9932160429 and/or 9925160602 filed with the California Secretary of State is the same entity as Coast to Coast, LLC, a California limited liability company and Indemnitor hereunder.

          (b) Until such time as all of the Indebtedness has been paid and satisfied in full, none of Indemnitors will (i) sell, transfer, convey, or assign any of the Collateral without prior written consent of Surety, except to any other Indemnitor or as contemplated by any Surety Credit Document (including, without limitation, any transfers contemplated by Section 6 of this Agreement), or (ii) permit any Lien on the Collateral (other than Permitted Liens).

          (c) [Intentionally Omitted]

          (d) The current jurisdiction of formation as of the date of this Agreement, of each of Principal and Indemnitors is correctly reflected on the attached Exhibit A. Except as set forth on Exhibit A hereto, each Indemnitor will notify Surety of any change in said Indemnitor’s name, or change in form of organization or jurisdiction of formation or organization thirty (30) days prior to such change.

          (e) Indemnitors are not in default with respect to any of their existing Debt, and the making and performance of this Agreement and the Surety Credit Documents by Principal and Indemnitors will not (immediately or with the passage of time, the giving of notice, or both):

                    (i) Violate the charter, bylaws, or other governing document provisions of any Indemnitor, or violate any applicable laws or result in a default under any contract, agreement, or instrument to which any of Indemnitors is a party or by which any of Indemnitors or their property is bound, except for such violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect; or

                    (ii) result in the creation or imposition of any Lien upon any assets of any Indemnitor other than Liens in favor of Surety.

          (f) Indemnitors have the corporate or other power and authority to enter into and perform this Agreement and the Surety Credit Documents to which they are a party, and to incur the Indebtedness herein and therein provided for, and have taken all corporate or other action necessary to authorize the execution, delivery, and performance of this Agreement and such other Surety Credit Documents.

          (g) This Agreement and each other Surety Credit Document to which Principal and Indemnitors are a party constitute valid and binding obligations of such Principal and Indemnitors, and are enforceable against such Principal and such Indemnitors in accordance with their respective terms.

          (h) Each consent, approval, or authorization of, or filing, registration, or qualification with, any Person required to be obtained by Indemnitors in connection with the execution and delivery of this Agreement or the undertaking or performance of any obligation hereunder or thereunder has been duly obtained, other than any filings to perfect the Liens on the Collateral.

          (i) Indemnitors will promptly pay all of their taxes, assessments, and other governmental charges prior to the date on which any penalties are attached thereto, establish adequate reserves for the payment of taxes and assessments and make all required withholding and other tax deposits; provided, however, that nothing contained in this Agreement will be interpreted to require the payment of any tax, assessment, or charge so long as its validity is being contested in good faith (and for which adequate reserves have been established) by appropriate proceedings and as to which foreclosure and other enforcement proceedings will not have been commenced (unless fully bonded or otherwise effectively stayed);

          (j) With regard to the rights with respect to the Bonded Contracts in which Indemnitors have hereby granted Surety a security interest, Indemnitors represent and warrant to Surety:

                    (i) Such rights arise under one or more existing binding written contracts between a Principal and the other party or parties thereto, or will be evidenced by a binding written contract before performance thereunder, and do or will represent a bona fide transaction, enforceable in accordance with its terms;

                    (ii) The title of such Principal to the Bonded Contracts is absolute;

                    (iii) No rights of any Principal under any Bonded Contracts have been transferred to any other Person except pursuant to Permitted Liens;

                    (iv) Indemnitors have not received any prepayment of amounts due Surety under any Bonded Contracts;

                    (v) Indemnitors will not, without the prior written consent of Surety, permit any material amendment, modification, settlement, compromise, or extension to any of the Bonded Contracts if such modification, compromise, settlement, or extension would adversely affect the interests of Surety or extend the time of any payment required thereunder; and

                    (vi) To the best of Indemnitors’ knowledge, information, and belief, (A) all parties to any Bonded Contracts, and other commitments that constitute Collateral and to which any of Indemnitors are a party, have complied in all material respects with the provisions of such Bonded Contracts and other commitments; (B) no party is in default in any material respect under any provision thereof; and (C) no event has occurred which, but for the giving of notice or the passage of time, or both, would constitute a material default thereunder (it being understood that any event described in clause (c) (i) of the definition of Event of Default will be deemed to be a material default).

          (k) That they have the insurance in force that is usual and customary for those engaged in the same or similar business of Indemnitors, and that they will maintain said insurance in force with good and substantial carriers with insurance companies with an A- rating or better. Indemnitors further agree to furnish Surety, upon request, with the insurance in force and with copies of the policies of said insurance evidencing the existence of the coverage called for by this Agreement. Indemnitors will obtain all necessary insurance coverages, including, without limitation, workers’ compensation, liability, and other insurance coverages, in the amounts and as required by the Bonded Contracts that are the subject of the Bonds, protecting itself, Obligees (as applicable), and Surety. Indemnitors will deliver to Surety copies of certificates of insurance dated on or about the date of this Agreement showing Surety as an additional insured for all such insurance policies which Surety has specifically requested that it be added as an additional insured, except as to professional liability coverages.

          (l) As of the date hereof, Principals, Indemnitors, and their Subsidiaries, on a consolidated basis, are not insolvent within the meaning of the Bankruptcy Code.

          (m) Principal or Indemnitors will give prompt notice to Surety of their knowledge of any pending or threatened proceeding or claim before any court or governmental agency or department which involves a reasonable material risk of having a Material Adverse Effect.

          (n) Indemnitors are in material compliance with all laws, statutes and governmental rules and regulations applicable to it or them, except for any failure so to be in compliance which would not reasonably be expected to have a Material Adverse Effect.

          (o) Indemnitors will not make any distributions or payments of any kind to any Affiliate that is not an Indemnitor at any time that any Surety Loss (exclusive of Surety Loss described in clause (b) of the definition of Surety Loss and other attorneys fees and similar fees and professional fees incurred in the ordinary course of business that are promptly reimbursed to Surety by Indemnitors) exists.

      8. Use of Identified Equipment. Subject to the terms of any applicable intercreditor agreement, following the occurrence of an Event of Default, if Surety decides, in its sole and absolute discretion, to perform and complete, or to cause or procure the performance or completion of any the Bonded Contracts, Indemnitors hereby agree that Surety, or any properly licensed third party appointed by Surety, will have full access to and use of all Identified Equipment, reasonably necessary for the discharge of the duties, obligations, and undertakings of Surety under the Bonds issued in relation to the Bonded Contracts. Notwithstanding the foregoing, however, in the event Principal or Indemnitors want to encumber such Identified Equipment, Surety agrees to permit such encumbrance provided that the appropriate lender or other Person enters into an Identified Equipment utilization agreement in favor of Surety providing for Surety’s use of the Identified Equipment as provided in this Section.

      Upon a determination by Surety to utilize, or reserve for utilization, any Identified Equipment in which any lender holds a first priority security interest, Surety will periodically

(and in any event no less frequently than monthly), pay such lender the fair market rental value of the Identified Equipment for the period said Identified Equipment is utilized, or reserved for utilization, by Surety or its appointee, in consideration of the utilization or reservation of Identified Equipment necessary to fulfill the Bonded Contracts.

      In the event Surety and lender cannot agree on the above referenced “fair market rental value,” then subject to the terms of any applicable intercreditor agreement, Surety will be entitled to utilize the Identified Equipment during the period that the parties are endeavoring to resolve their dispute and come to an agreement regarding the “fair market rental value.” All disputes regarding the “fair market rental value” will be determined by appraisal. Surety and any such lender will endeavor to agree on the selection of an appraiser of national recognition to determine such “fair market rental value.” In the event such lender and Surety cannot agree on an appraiser, then each of Surety and such lender will select an appraiser to determine said “fair market rental value” and the average of the values so determined by these appraisers will be the “fair market rental value.” The appraiser’s determination will be deemed final and conclusive. The cost of the appraisers will be borne by Indemnitors.

      During any period in which Surety is utilizing, or reserving for utilization any Identified Equipment, Surety will preserve and maintain said Identified Equipment in good repair, and will return said Identified Equipment in as good a condition as when received by Surety, ordinary wear and tear excepted. In addition, Surety will maintain insurance coverage relative to the Identified Equipment during any period in which Surety is utilizing, or reserving for utilization, Identified Equipment. Any and all reasonable costs and expenses incurred by Surety in exercising its rights pursuant to this Section 8 will be borne by Indemnitors.

      Surety agrees that in the event any of the Identified Equipment utilized, or reserved for utilization, by Surety is also needed to be used in connection with the completion and performance of contracts other than Bonded Contracts, Surety will work with Principal to allow Principal and its Affiliates reasonable access to and use of such Identified Equipment; provided, however, in this event, any consideration paid by Surety for the use of such Identified Equipment will be prorated and reduced for the time that such Identified Equipment is utilized or reserved for utilization on any contract other than a Bonded Contract.

      9. Preservation of the Collateral. Principal and Indemnitors will use reasonable efforts to preserve the Collateral and defend the title and Surety’s security interest therein, at Principal and Indemnitors’ cost and expense. Each Principal’s principal place of business and chief executive office as of the date of this Agreement is correctly reflected on Exhibit A. The principal place of business and chief executive office of Quanta Services, Inc. is correctly reflected on Exhibit A. As of the date of this Agreement, the Records of Quanta Services, Inc. related to the Bonded Contracts and the Records of each Principal related to the Collateral are located at locations specified on Exhibit A. Indemnitors agree to give Surety immediate prior written notification of the establishment of any new chief executive office or principal place of business of any Principal and the discontinuance of any chief executive office or principal place of business.

      Indemnitors will give prompt written notice to Surety of the institution of any suit or proceeding involving any of Indemnitors that might reasonably be expected to result in a Material Adverse Effect. Indemnitors will pay and discharge promptly all taxes, assessments, and governmental charges or levies imposed upon the Collateral, as well as all judgment liens and all claims for labor and materials which, if unpaid, might constitute a Lien or charge upon the Collateral, unless and only to the extent that the same will currently be duly contested in good faith (and for which adequate reserves have been established) by appropriate proceedings and as to which foreclosure and other enforcement proceedings will not have been commenced (unless fully bonded or otherwise effectively stayed).

      Upon the occurrence and during the continuance of an Event of Default, at its option, Surety may discharge valid taxes, Liens, security interests, or other encumbrances at any time levied or placed on said Collateral. Indemnitors agree to reimburse Surety, on demand, for any such payment made, or any such expense reasonably incurred by Surety pursuant to the foregoing authorization. Any amounts so advanced, paid or expended will be included within the defined term “the Indebtedness,” and will bear interest from the time advanced, paid, or expended at the Default Rate and be secured by the Collateral and its payment enforced as if it were part of the original Indebtedness. Any sum expended, paid, or advanced under this paragraph will be at Surety’s sole option and not constitute a waiver of any default or right arising from the breach by Indemnitors of any covenant or agreement contained in the Surety Credit Documents.

      10. Indemnitors to Hold Contract Funds in Trust. Indemnitors agree and expressly declare that all funds due or to become due under the Bonded Contracts are trust funds, whether in possession of Indemnitors or another, for the benefit and the payment of all Persons to whom Indemnitors incur obligations in the performance of the Bonded Contracts, for which Surety is or may be liable under the Bonds. If Surety discharges any such obligations, with or without a claim asserted against Surety under the Bonds, it will be entitled to assert the right of such Person to the trust fund. All payments received for or on account of any Bonded Contract will be deemed to be held in a trust fund to assure the payment of obligations incurred or to be incurred in the performance of any Bonded Contract and for labor, materials, and services furnished in the prosecution of the performance required by any Bonded Contract or any extension or modification thereof. All monies due and to become due under any Bonded Contract are also trust funds, whether in the possession of Indemnitors, or otherwise. Such trust funds will be for the benefit and payment of all obligations for which Surety is or may be liable under any Bonds. Such trust funds will inure to the benefit of Surety for any liability or Surety Loss it may have or sustain under any Bond, and this Agreement and declaration constitute notice of such trust. The trust funds, unless otherwise restricted or regulated by state or local laws, can be commingled with other funds, but the trust fund nature and purpose as stated in this paragraph will not be modified nor waived by this commingling provision.

      Upon the occurrence of an Event of Default, Indemnitors will, upon demand of Surety, open an account(s) with a bank or similar depository designated by Indemnitors and approved by Surety, which account(s) will be designated as trust account(s) for the deposit of such trust funds, and will deposit therein all monies paid or to be paid under the Bonded Contracts. Once any funds due under a Bonded Contract are converted to cash or trust funds are co-mingled with other funds,

Surety will not have any “look back” or other rights with respect to any such trust funds in such cash or co-mingled funds. Withdrawals from such account(s) will be by check or similar instruments signed by a representative of Surety and, at Surety’s option, countersigned by Indemnitors. Said trust(s) will terminate on the payment by Indemnitors of all the contractual obligations for the payment of which the trust(s) is created. The foregoing provisions of this Section 10 are subject to the terms of any applicable intercreditor agreement. Notwithstanding anything in this Agreement or any other Surety Credit Document to the contrary, Surety acknowledges and agrees that absent the occurrence of an Event of Default, Principal’s and Indemnitors’ cash management system or use of funds will not be affected or changed in any respect by the terms of this Agreement or any other Surety Credit Document and Principals and Indemnitors and their Subsidiaries are not required by this Agreement or any other Surety Credit Document (exclusive of the Bonds and Bonded Contracts) to segregate funds or take any other action of any nature in order to comply with this Section 10.

      11. Premium Payment. Indemnitors agree to pay all premiums on the Bonds, computed in accordance with the regular manual of rates in effect on the date the Bond(s) are executed. The failure of any Indemnitor to pay the bond premiums or the failure of Surety to receive premiums will not provide Indemnitors with any defense to an action under this Agreement. Indemnitors also agree to pay all premiums due Surety on any insurance policy(ies) issued by Surety for the benefit of any Indemnitor.

      12. Corporate Identity and Existence. None of Principal or Indemnitors has used any trade name (other than its legal name) or previous names within the one (1) year period prior to the date of this Agreement other than those set forth on Exhibit A, except for any such names that are not material to its business or operations. Each of Principal and Indemnitors is a corporation or other legal entity duly organized, validly existing, and in good standing under the laws of the state and/or other jurisdiction as indicated in Exhibit A. Each of Principal and Indemnitors has the corporate or other power to own its properties and to engage in the business it conducts, and is duly qualified and in good standing as a foreign corporation or other entity in the jurisdictions wherein the nature of the business transacted by it or property owned by it makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Each of Principal and Indemnitors will maintain their formal existence (in good standing where appropriate under state or other governing law) and remain or become duly qualified (and in good standing where appropriate under state or other governing law) as a foreign entity in each jurisdiction in which the conduct of their respective businesses requires such qualification or license except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. Principal and Indemnitors will use reasonable efforts to furnish Surety with any financial information related to Indemnitors or the Collateral in the form and at the time reasonably appropriate and as reasonably requested by Surety and as set out in Section 5 of this Agreement.

      13. Accounts; Financial Reporting; Books and Records. Indemnitors will: (a) provide Surety with copies of yearly audited consolidated financial statements as soon as reasonably practicable upon completion and in no event later than one hundred twenty (120) days after the end of the period under audit; and (b) furnish Surety with true copies of unaudited quarterly consolidated financial statements for Indemnitors as soon as reasonably practicable and in no event later than sixty (60) days after the end of the applicable quarterly period; (c) provide Surety with copies of any and all financial records or similar financial disclosures that Indemnitors provide to any lender under the terms set out in any credit facility entered into or to be entered into by any Indemnitors; and (d) such other financial information in a form as Surety will reasonably require upon completion and in no event later than sixty (60) days after the period under review; provided, however, that providing Surety with a copy of the filing of such financial statements with the Securities and Exchange Commission (which may be provided via e-mail to an e-mail address specified by Surety) will be deemed to constitute satisfaction of the foregoing items (a) and (b). These financial statements will be prepared in conformity with GAAP, subject to normal year-end audit adjustments and the absence of footnotes as applicable, and in each instance will present fairly and accurately the financial condition of Indemnitors, as applicable, as of the dates of the statements and the results of their operations for the periods then ended. Indemnitors agree to immediately notify Surety of the occurrence of any material change in their financial condition that would reasonably be expected to have a Material Adverse Effect. Indemnitors represent that their books and records will be kept accurately and in a timely manner and in accordance with good business practices.

      Indemnitors at all times will use reasonable efforts to keep accurate and complete Records of Indemnitors’ Accounts and Bonded Contracts, and make those Records available for review, upon a reasonable and appropriate request by Surety. Surety will have the right at all times during regular business hours to free access to the papers of each Indemnitor including, without limitation, its books, records, accounts, computer software, and other computer stored information, licenses, copyrights, patents, and other intellectual property, for the purpose of examining, copying, or reproducing the same. Each Indemnitor authorizes and requests any and all depositories in which funds of any Indemnitor may be deposited to furnish to Surety statements of account and any other documents reflecting receipts and disbursements and any Person doing business with Indemnitors is authorized to furnish any information requested by Surety concerning any transaction. Surety may furnish copies of any and all statements, agreements, and financial statements and any information which it now has or may obtain concerning each of the Indemnitors to other Persons or companies for the purpose of procuring co-suretyship or reinsurance, or during the investigation of claims that may be, or have been, asserted against Surety.

      14. Representations; Duty to Notify Surety. None of Indemnitors intends to file any proceeding in bankruptcy, or for reorganization, or for readjustment of their debts under the Bankruptcy Code. Indemnitors acknowledge that any such filing would be a fundamental change in circumstances. The representations and warranties of Indemnitors contained in this Agreement are true and correct and complete on and as of the date of this Agreement.

      Indemnitors hereby undertake the duty to notify Surety promptly of: (i) any material change in the terms or provisions of any of the Bonded Contracts that would materially and adversely affect Surety; and (ii) any material change in any representation made in this Agreement or in any other Surety Credit Document that would materially and adversely affect Surety. Indemnitors acknowledge hereby that Surety has and will continue to rely upon such information in undertaking its obligations to third parties under said Bonds. Indemnitors will promptly notify Surety promptly if any of them becomes aware of the occurrence of any Event of Default or of any fact, condition, or event that only with the giving of notice or passage of time or both, would become an Event of Default, or of the failure of Indemnitors to observe in any material respect any of their respective undertakings hereunder and under any of the Surety Credit Documents.

      15. Bankruptcy Court Approval. In the event: (a) any of Indemnitors file for relief under the Bankruptcy Code; and (b) Surety determines that it is necessary or desirable that bankruptcy court approval be obtained with respect to this Agreement or the transactions contemplated hereunder, subject to compliance with law and any applicable orders of the bankruptcy court, trustee, receiver or equivalent Person, then Indemnitors will use their respective best reasonable commercial efforts to obtain a court order which, among other things, (i) determines that this Agreement (and any other Surety Credit Documents entered into by Indemnitors with Surety) was proposed by Surety in good faith and should be assumed within the meaning of Section 365 of the Bankruptcy Code; and (ii) determines that Surety is a creditor who gave “new value” and entered into a “contemporaneous exchange for value” with Indemnitors as contemplated by the Bankruptcy Code, including, but not limited to, Sections 547(a)(2) and 547(c) of the Bankruptcy Code, when entering into this Agreement (and any other documents entered into by any of Indemnitors with Surety).

      In such event, and at the request of Surety, Indemnitors, as applicable, will promptly make any filings, take all actions, and use their respective best efforts to obtain any and all other approvals and orders necessary or appropriate for consummation of the transactions contemplated in this Agreement, subject to their obligations to comply with any order of any bankruptcy court.

      In the event an appeal is taken, or a stay pending appeal is requested, from any order entered in any bankruptcy proceeding, Indemnitors, as applicable, will immediately notify Surety of such appeal or stay request and will provide to Surety within one business day a copy of the related notice of appeal or order of stay. Any of Indemnitors, as applicable, will also provide Surety with written notice of any motion or application filed in connection with any appeal from either of such orders.

      Indemnitors will cooperate in providing such information and evidence as is necessary to obtain the orders described in this Section 15.

      16. [Intentionally Omitted]

      17. Use of Cash Collateral. Nothing herein will be deemed to be a consent by Surety that Indemnitors use any “cash collateral,” within the meaning of Section 363 of the Bankruptcy Code, including without limitation proceeds from Bonded Contracts and the Collateral.

      18. [Intentionally Omitted]

      19. [Intentionally Omitted]

      20. One General Obligation — Default. Indemnitors will notify Surety promptly if any of them becomes aware of the occurrence of any Event of Default or of any fact, condition, or event that only with the giving of notice or passage of time or both, could become an Event of Default, or of the failure of Indemnitors in any material respect to observe any of their respective undertakings hereunder or under any of the Surety Credit Documents. It is distinctly understood and agreed that all of the rights of Surety contained in this Agreement will likewise apply insofar as applicable to any modification of or supplement to this Agreement and to any other of the Surety Credit Documents. Any default under the terms of this Agreement or any of the Surety Credit Documents will constitute, likewise, a default by Indemnitors of every existing agreement with Surety, and any default by Indemnitors of any other agreement with Surety will constitute a default of this Agreement.

      21. Indemnitors Agree to Become Party Defendants. In the event of legal proceedings against Surety, the subject matter of which pertains to this Agreement, the Bonds, or any of the Bonded Contracts, Surety may apply for a court order making any or all of Indemnitors party defendants, and each such Indemnitor consents to the granting of such application, including consent to the jurisdiction of the court in which the application is made, and agrees to become such a party defendant or third-party defendant and to allow judgment, in the event of judgment against Surety, to be rendered also against each such Indemnitor, jointly and severally, in like amount and in favor of Surety. The foregoing will not adversely affect the joint and several liability of each Indemnitor to Surety for any and all Surety Loss, including, but not limited to, any Surety Loss incurred in connection with any litigation in which such Indemnitor is not named a third-party defendant.

      22. Indemnitors’ Waiver of Notice; Rights of Surety. Except as set forth in Section 33, upon any execution, continuation, modification, renewal, enlargement, or amendment of any Bond pursuant to the terms hereof or thereof, Indemnitors waive notice of the execution, continuation, modification, renewal, enlargement, or amendment of any Bond and of any fact, act, or information concerning or affecting the rights or liabilities of Surety or Indemnitors including, but not limited to, any acts giving rise to any Surety Loss under the Bonds. Indemnitors hereby consent and agree that Surety may at any time, and from time to time, without notice to or further consent from Indemnitors, either with or without consideration, (i) surrender any property or other security of any kind or nature whatsoever held by it or by any Person on its behalf or for its account, securing any Surety; (ii) substitute for any collateral so held by it or other collateral of like kind, or of any kind; (iii) modify the terms of any Bonds, renewals of any UCC Financing Statements listing any of Indemnitors as debtor and Surety as secured party, or any intercreditor agreement by and between Surety and any banking institution party to a credit agreement or facility with any Indemnitor relating to such credit agreement or facility, in each case in any manner that is not in violation of the terms of this Agreement; (iv) grant releases, compromises, and indulgences with respect to any of the Surety Credit Documents to any Person now or hereafter liable thereunder or hereunder; or (v) take or fail to take any action of any type whatsoever that is not in violation of the terms of this Agreement. Notwithstanding the foregoing, nothing contained in the above clause (iii) will limit Surety’s ability to modify the terms of any of the Surety Credit Documents (other than this Agreement) at any time (whether an Event of Default has occurred or is continuing) to the extent necessary to keep Surety’s security interest in the Collateral properly perfected pursuant to Section 5. No such action which Surety will take or fail to take in connection with the Surety Credit Documents, or any one of them, or any security for the payment of Surety or for the performance of any obligations or undertakings of Indemnitors, nor any course of dealing with Indemnitors, Surety, or any other Person, will release Indemnitors’ obligations hereunder, affect this Agreement in any way, or afford Indemnitors any recourse against Surety.

      23. Indemnitors’ Knowing Consent to Agreement. Each of Indemnitors warrants that it is specifically and beneficially interested in obtaining future Bonds or the renewal of any existing Bonds. Indemnitors acknowledge that the execution of this Agreement and the undertaking of indemnity was not made upon any representation by Surety concerning the responsibility of any of Indemnitors or concerning the competence of Indemnitors to perform. Indemnitors agree to make no claim against Surety for any oral representations, promises, or statements made to any of them by Surety or any of its agents or brokers, or for the failure of Surety to disclose facts or information to Indemnitors. This Agreement has been negotiated by the parties and each party has had the benefit of counsel.

      24. Assignment. Surety, and only Surety, may assign or transfer, in whole or in part, the Indebtedness and all or part of Surety’s interest in the Collateral. The transferees will have the same rights and powers with reference to the Collateral as are hereby given to Surety, and upon such transfer, to the extent Surety has assigned its obligations with respect to such Collateral to such transferee, Surety will be fully discharged from all claims with respect to any Collateral so transferred, but will retain all rights and powers hereby given with respect to any of the Collateral not so transferred. Indemnitors may not assign or otherwise transfer their rights and duties under this Agreement without Surety’s written approval. In any event, the covenants, representations, warranties, and agreements of Indemnitors set forth herein will be binding upon Indemnitors, their successors and assigns.

      25. Indemnitors’ Duty to Deliver and Execute Papers and Other Instruments. Indemnitors agree upon the request of Surety, to sign, execute, file, and/or deliver to Surety all documents, reports, papers, pleadings, and/or instruments reasonably required to obtain and/or confirm any of Surety’s rights under this Agreement or the Surety Credit Documents. During the term of this Agreement, Indemnitors will furnish to Surety upon its reasonable written request and reasonable prior notice a statement of all deposits by source and amount of all withdrawals by payee for each project that is bonded by Surety.

      26. Indemnitors’ Representation. Quanta Services, Inc. will provide Surety on an annual basis (and at such other intervals as Surety may reasonably require with reasonable prior written notice) with a letter in which its Chief Financial Officer, or equivalent officer, represents that he/she has no knowledge of the existence of any condition, event, or act which constitutes, or which with notice or the lapse of time, or both, would reasonably be expected to constitute an Event of Default. If Surety feels that any such letter is overdue or has not been timely provided, Surety may give written notice of same to Indemnitors, and Quanta Services, Inc. agrees to provide such letter within thirty (30) days of the date of such notice. Failure of Indemnitors to timely provide any such letter (after such thirty (30) day cure period) or the presence of any materially incorrect statement on such letter will constitute an Event of Default on the part of Indemnitors after an additional fifteen (15) day written notice from Surety unless such a letter is provided or otherwise secured within such fifteen (15) day period. The Chief Financial Officer (or equivalent officer) who submits such letter will have no personal liability or responsibility of any nature to Surety, including, but not limited to, with respect to the contents of such letter or the failure of Indemnitors to timely provide such letter.

      27. Payment of Labor, Material, and Other Costs. Indemnitor agrees to first use any Bonded Contract Balances generated by Bonded Contracts to pay valid labor, materials, and any other costs or expenses incurred when due in connection with the performance of the Bonded Contracts; provided, that, notwithstanding anything in this Agreement or any other Surety Credit Document to the contrary, Surety acknowledges and agrees that absent the occurrence of an Event of Default, Principal’s and Indemnitors’ cash management system or use of funds will not be affected or changed in any respect by the terms of this Agreement or any other Surety Credit Documents and Principals and Indemnitors and their Subsidiaries are not required under the terms of this Agreement or any other Surety Credit Document (exclusive of the Bonds and Bonded Contracts) to segregate funds or take any other action of any nature in order to comply with this Section 27.

      28. Rights of Surety to Take Possession of the Work. Upon the occurrence of any Event of Default, in addition to other remedies provided herein, Surety is authorized and empowered, but is not obligated to take possession of the Work under any Bonded Contract and at the expense of Indemnitor to complete or to contract for the completion of the same, or to consent to the reletting of the completion thereof, or to take such other steps as in the discretion of Surety may be advisable or necessary to obtain its release or to avoid Surety Loss.

      29. Rights of Surety to Perform Under the Bonded Contracts. Upon the occurrence of any Event of Default, in addition to other remedies provided therein, Surety is authorized and empowered, but is not obligated to take over performance of the Work under any Bonded Contracts and at the expense of Indemnitors to complete or to contract for the completion of the same, or to consent to the reletting of the completion thereof, or to take such other steps as in the discretion of Surety may be advisable or necessary to obtain its release or to avoid Surety Loss.

      30. Right of Surety to Settle Claims. Surety will have the exclusive right for itself and for Indemnitors to decide and determine in good faith and in a reasonable manner whether any claim, demand, suit, or judgment on the Bonds will be paid, settled, defended, or appealed. Any payment or determination made by Surety that: (1) Surety was or might be liable therefor; and (2) such payments were necessary or advisable to protect any of Surety’s rights or to avoid or lessen Surety’s liability or alleged liability will be final, conclusive, and binding upon Indemnitors; and any Surety Loss which may be sustained or incurred will be paid by Indemnitors upon written demand by Surety. In the event of any payment, settlement, compromise, or investigation, an itemized statement of Surety Loss sworn to by an officer or authorized representative of Surety or vouchers or other evidence of such Surety Loss will be prima facie evidence of the fact and extent of the liability of Indemnitors to Surety in any claim or suit and in any and all matters arising between and among Indemnitors and Surety. Upon the occurrence of an Event of Default, Surety will have the additional rights set out in Section 33.

      31. Authority of Surety to Make Loans to Indemnitors. In addition to the other remedies provided herein, at the request of any Indemnitor, Surety is authorized and empowered, but is not obligated to advance or loan money or guarantee loans to any Indemnitors as Surety may see fit for the purpose of completing performance of any of the Bonded Contracts, or for the purpose of meeting operational expenses or paying other obligations, bonded or unbonded. Such funds may be advanced or guaranteed at any time, whether before or after default of such

Indemnitor under the Bonded Contracts. Upon demand by Surety, Indemnitors will be responsible to reimburse Surety for all funds advanced, loaned, or guaranteed by Surety to any Indemnitor and all Surety Loss incurred by Surety in relation thereto, notwithstanding the failure of such Indemnitor to so use those funds. Indemnitors waive all notice of such advance, loan, or guarantee, and acknowledge that whether to make any such advances, loans, or guarantees will be made in the sole and absolute discretion of Surety.

      32. Authority of Surety to Amend Bond. Surety will have the right, and is hereby authorized and empowered, but not required: (a) to increase or decrease the penalty or penalties of any Bonds, to change Obligees therein, to execute any continuation, enlargements, modifications, and renewals thereof or substitute therefor with the same or different conditions, provisions or Obligees, and with the same, larger, or smaller penalties, it being agreed that this Agreement will apply to and cover such new or changed Bonds or renewals even though the consent of Surety may or does substantially increase the liability of the Indemnitors; or (b) to take such steps as it may deem necessary or proper to obtain release from liability under the Bonds; or (c) to assent to any changes in any Bonded Contract, including but not limited to, any change in the time for completion of any Bonded Contract and to payments or advances thereunder; or (d) to assent to or take any assignments of any Bonded Contract. Notwithstanding anything to the contrary in this Agreement or any other Surety Credit Document, prior to an occurrence of an Event of Default, except as may be required by the provisions of any Bond, Bonded Contract, or applicable statute, Surety may not amend or otherwise modify any provision of any Bond except upon the request of a Principal or Indemnitor.

      During the continuance of any Event of Default, Indemnitors agree that they have no right to, and will not, challenge the manner in which Surety handles any claim under any Bond, including, but not limited to, any decision by Surety whether to litigate, settle, or pay any claim (or any settlement or resolution with any Obligee as to any Bonded Contract Balances) and/or assert any defenses, set offs, back charges, etc. with respect to any claim; any such determination with respect to any claim will be made by Surety in its sole and absolute discretion.

      33. Rights and Remedies on Default. In addition to the rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing, or relating to any of the Indebtedness, Surety will have all the rights and remedies of a Surety under the UCC.

      In the event of the refusal or failure of Indemnitors to exonerate Surety as required under the Indemnity Agreement, Indemnitors agree upon written demand to provide to Surety a reasonable amount of money designated by Surety and/or other collateral decided upon by Surety. Such funds and/or other collateral will be held by Surety as collateral in addition to the indemnity and other collateral afforded by this Agreement, with the right to use such funds and/or other collateral or any part thereof, at any time in performance, payment, or compromise of any obligations or liability, claims, demands, judgments, damages, fees, and disbursements or other expenses due from Indemnitors. Said deposit and/or provision of money and/or other collateral designated by Surety will be required regardless of whether any Reserve has been established by Surety. Without limiting the generality of the foregoing, in the event Surety posts a Reserve, then Indemnitors will deliver to Surety cash in an amount equal to the Reserve posted in addition to the Collateral.

Demand will be sufficient if sent by certified mail, return receipt requested, to Indemnitors at the address or addresses given herein or last known to Surety, whether or not actually received. Indemnitors acknowledge that the failure of Indemnitors to deposit with Surety, within five (5) days of such demand, the sum demanded by Surety as collateral security (or, with respect to a Reserve, within ten (10) days of such demand, the amount of such Reserve in accordance with clause (e) of the definition of Event of Default) will cause irreparable harm to Surety for which Surety has no adequate remedy at law. Indemnitors agree that Surety will be entitled to injunctive relief for specific performance of the obligations of Indemnitors to deposit with Surety the sum demanded as collateral security and hereby waive any claims or defenses to the contrary. The deposit of collateral pursuant to this Section 33 will not be deemed to cure any default under the Bonded Contract(s) and Surety may, in its sole and absolute discretion, refuse to issue any bonds; provided, however, the foregoing will not be deemed to alter any provisions under the definition of Event of Default that permit an Event of Default of the type described in clause (e) of the definition of Event of Default to be cured upon the deposit of cash collateral.

      Without limiting the generality of the foregoing, upon the occurrence of any Event of Default, Surety is entitled to require Indemnitors to deposit or cause to be deposited, all checks, drafts, cash, and other remittances received in payment upon any or all of the Bonded Contracts or other Collateral in a special “lockbox” bank account at a financial institution designated by Surety, over which account Surety alone has power of withdrawal. If an Event of Default has occurred, or the agent for the lenders under the Bank Credit Documents requests Surety to perfect, or any other Person has taken any action to perfect, an assignment or Lien with respect to any Bonded Contracts or other Collateral that is subject to the Contract Disputes Act, 41 U.S.C. §601, et. seq. and/or any Federal Acquisition Regulations, Surety will have the right to designate a collateral agent with respect to any such Bonded Contracts and other Collateral that is subject to the Contract Disputes Act, 41 U.S.C. §601, et. seq. and/or any Federal Acquisition Regulations, and said collateral agent will have the right and authority to process notices of assignment and other documentation necessary under the Contract Disputes Act, 41 U.S.C. §601, et. seq. to perfect the security interest in such Bonded Contracts and other items of Collateral. During the continuance of any Event of Default, Surety and any collateral agent may further instruct any Obligee on any Bond, on behalf of Indemnitors and/or Surety, to pay said remittances directly to Surety. The funds in said special bank account will be held by Surety and/or any such collateral agent as security for all Indebtedness. Said proceeds will be deposited in precisely the form received, except for the endorsement of Indemnitors where necessary to permit collection, which endorsement Indemnitors agree to make and which Surety and/or any such collateral agent is hereby irrevocably authorized to make on Indemnitors’ behalf. Pending such deposit, Indemnitors agree that they will not commingle any such checks, drafts, cash, and other remittances with any of Indemnitors’ funds or property, but will hold them separate and apart therefrom and upon an express trust for Surety until deposit thereof is made in the said special bank account. Surety will apply, as Surety deems appropriate, any and all of the collected funds on deposit in the said special bank account against the Indebtedness, the order and method of such application to be in the discretion of Surety. Indemnitors agree to execute any documents and perform any acts necessary to assure that remittances described in this paragraph are received by Surety and/or any collateral agent as contemplated herein, including, but not limited to, letters of direction to remit said funds to Surety and/or any collateral agent as contemplated herein.

      Upon an occurrence of an Event of Default, Surety is entitled to immediate possession of the Collateral and may dispose of all or any portion of the Collateral pursuant to the provisions of Article 9 of the UCC and may exercise from time to time any other rights and remedies available to it under applicable law, and Surety may require Indemnitors to assemble the Collateral and make it available to Surety at a place to then be designated by Surety, which is reasonably convenient to both parties.

      Indemnitors hereby waive any right they may have under any constitution, statute, or rule of law to notice and/or a hearing prior to seizure of the Collateral following an occurrence of an Event of Default. Surety will have no custodial or ministerial duties to perform with regard to the Collateral except for its safekeeping; and by way of explanation and not by way of limitation thereof, Surety will incur no liability for any diminution in the value of the Collateral unless caused by its willful misconduct; or its failure to notify any party hereto that the Collateral should be so presented or surrendered.

      34. Preservation of Surety’s Rights. Surety will have every right and remedy which a personal surety without compensation would have, including the right to secure its discharge from the suretyship, and notwithstanding anything contained herein to the contrary, the parties agree that with respect to all funds due or to become due under the Bonded Contracts nothing herein will waive, impair, or limit any right, power, or remedy of Surety under the Indemnity Agreement, or at law or in equity, including, without limitation, Surety’s right of equitable subrogation, which right the parties hereby expressly recognize. No failure on the part of Surety to exercise, and no delay in exercising, any right, power, or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right, power or remedy by Surety, preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

      35. Authority of Surety to Elect Remedies. Each right, remedy, and power of Surety provided in this Agreement, the Surety Credit Documents, or by law, equity, or statute will be cumulative, and the exercise by Surety of any right, remedy, or power will not preclude Surety’s simultaneous or subsequent exercise of any or all other rights, powers, or remedies. The failure or delay by Surety to exercise any right, power, or remedy will not waive any right, power, or remedy. Except as required herein, no notice or demand upon Surety by any Indemnitor will limit or impair Surety’s right to take any action under this Agreement or to exercise any right, power, or remedy.

      36. Validity of Agreement. Failure to execute, or defective execution, by any party will not affect the validity of this Agreement as to any other party executing the same and each other party will remain fully bound and liable hereunder. Executions of any application or submission for any Bond by any Indemnitor will not abrogate, waive, or diminish any rights of Surety under this Agreement.

      37. Waiver. Surety will not be deemed to have waived any of Surety’s rights hereunder or under any other agreement, instrument, or paper signed by any Indemnitor unless such waiver be in writing and signed by Surety. No delay or omission by Surety in exercising any right will operate as a waiver of such right or any other right. A waiver on any one occasion will not be construed as a bar to or waiver of any right or remedy on future occasions.

      38. Notices. It is mutually agreed that any and all notices, demands, or other communications herein provided for must be given in writing and will be deemed given (a) if delivered in person, when so delivered, (b) if duly deposited in the United States Mails, postage prepaid for certified mail, return receipt requested, three (3) business days after so mailing, or (c) if delivered prepaid to a nationally recognized overnight carrier and marked for next business day delivery, one (1) business day being so delivered, in each case after being properly addressed to the party to whom given at the address of such party shown below in this Agreement, provided however, that any party may specify any other address in the United States by giving at least ten (10) days written notice thereof to each other party.

Surety:	Federal Insurance Company
15 Mountain View Road
P.O. Box 1615
Warren, New Jersey 07061-1615
	Attn.:	Edward J. Reilly
John B. Fuoss

With a copy to:	Manier & Herod
2200 First Union Tower
150 Fourth Avenue, North
Nashville, Tennessee 37219
	Attn.:	Sam H. Poteet, Jr.
Mary Paty Lynn LeVan

Indemnitors:	Quanta Services, Inc.
1360 Post Oak Blvd.
Suite 2100
Houston, Texas 77056
	Attn:	John R. Colson, CEO
Dana A. Gordon, General Counsel

With a copy to:	Duane Morris LLP
3200 Southwest Freeway, Suite 3150
Houston, Texas 77027-7534
	Attn:	Charles E. Harrell
Shelton M. Vaughan

      39. Failure to Execute Additional Documents — No Effect. The failure of Surety, Indemnitors, or any other party to execute documents referenced in this Agreement as being “anticipated to be executed,” “anticipate entering into,” “to be executed,” or words of similar effect, will not affect the validity and enforceability of this Agreement by and among the parties hereto. This Agreement will be effective from the date of its execution until terminated in writing by the parties hereto regardless of whether any other document is entered into or executed by any Person.

      40. Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of New York (without giving effect to its conflict of laws principles). The parties hereto irrevocably consent to the exclusive jurisdiction of the United States District Court or to the extent not available because the jurisdictional pre-requisites are not met, the Supreme Court of the State of New York, in each instance located in New York County, New York, New York for the purpose of any litigation concerning this Agreement. No party hereto will object to or contest New York County, New York, New York as the proper venue for any action or proceeding to enforce the terms hereof.

      41. Jury Waiver. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, ANY OTHER OF THE SURETY CREDIT DOCUMENTS, OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED THAT THE PROVISIONS OF THIS SECTION 42 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE OTHER PARTIES HAVE RELIED, ARE RELYING, AND WILL RELY IN ENTERING INTO THIS AGREEMENT. THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 42 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF SUCH OTHER PARTY TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

      42. Waiver by Indemnitors; No Marshaling of Assets. Surety may proceed against any Collateral securing the Indebtedness and against parties liable therefor in such order as it may elect, and neither Indemnitors, nor any surety or guarantor for any Indemnitor nor, to the extent allowable by law, any creditor of any Indemnitor will be entitled to require Surety to marshal assets. The benefit of any rule of law or equity to the contrary is hereby expressly waived.

      To the maximum extent permitted by applicable laws, Indemnitors:

          (a) Waive: (i) protest of all commercial paper at any time held by Surety on which any Indemnitor is in any way liable; and (ii) notice (except as otherwise required hereunder) and opportunity to be heard before exercise by Surety of the remedies of self-help, setoff, or of other summary procedures permitted by any applicable laws or by any agreement with any Indemnitor, and, except where required hereby or by any applicable laws, notice of any other action taken by Surety;

          (b) release Surety, its officers, directors, attorneys, employees, and agents from (i) any and all claims, causes of action, or liabilities of any nature whatsoever, fixed or contingent, liquidated or non-liquidated, caused by or related to any act of omission, negligence, or other violation of law or breach of contract or other duty on the part of any of them, occurring up to the date of this Agreement, whether known or unknown, and whether discovered or reasonably capable of being discovered; and (ii) any and all claims, causes of action, or liabilities of any nature whatsoever caused by or relating to any act of omission, negligence, or other violation of law or breach of contract or other duty on the part of any of them, except for willful misconduct;

          (c) waive any defense arising by reason of, and agree that the rights of Surety and the Indebtedness of Indemnitors will be absolute and unconditional irrespective of: (i) any disability or other defense of any other Person; (ii) the unenforceability or cessation from any cause whatsoever, other than the indefeasible payment in full, of the Indebtedness; (iii) the application by any of Indemnitors of the proceeds of any Collateral for purposes other than the purposes represented by Indemnitors to Surety; (iv) any modification of the Indebtedness in any form whatsoever, including without limitation the renewal, extension, acceleration, or other changes in the time for payment of Indebtedness, or other change in the terms of the Indebtedness or any part thereof, including any increase or decrease of the rate of interest thereon in accordance with this Agreement; (v) any right to deferral or modification of Indemnitors’ obligations hereunder by reason of any bankruptcy, reorganization, arrangement, moratorium, or other debtor relief proceeding; and (vi) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any other Person in respect to the Indebtedness;

          (d) waive any right to enforce any remedy that Surety now has or may hereafter have against any other Person, and waive any benefit of, or any right to participate in, any security whatsoever now or hereafter held by Surety; and

          (e) waive all claims, direct or indirect, absolute or contingent, against any other borrower, guarantor, endorser, or surety arising from or relating to this Agreement, any of the Surety Credit Documents, and/or the Indebtedness. Without limiting the foregoing, Indemnitors waive all rights of reimbursement, exoneration, indemnification, and/or contribution from any other borrower, guarantor, endorser, or surety under or relating to this Agreement, any of the Surety Credit Documents, and/or the secured indebtedness and waives all rights of subrogation to the claims of Surety which may otherwise arise from such payment. Surety may proceed against any Collateral securing the Indebtedness and against parties liable therefor in such order as it may elect, and neither Indemnitors nor any surety or guarantor for any Indemnitor nor, to the extent allowable by law, any creditor of any Indemnitor will be entitled to require Surety to marshal assets. The benefit of any rule of law or equity to the contrary is hereby expressly waived.

      43. Entire Agreement. This Agreement and the Surety Credit Documents represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein.

      44. Security Agreement. This Agreement constitutes a security agreement to Surety and also a financing statement, both in accordance with the provisions of the Uniform Commercial Code of every jurisdiction wherein such Code is in effect, but the filing or recording of this Agreement, or an abstract hereof or financing statement will be solely at the option of

Surety and the failure to do so will not release or excuse any of the obligations of Indemnitor under this Agreement. For the purpose of recording this Agreement, a photocopy acknowledged before a Notary Public to be a true copy hereof will be regarded as an original.

      45. Further Assurances. Indemnitors agree to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements, and instruments, as Surety may at any time request in connection with the administration and enforcement of this Agreement, and the other Surety Credit Documents or any part thereof or in order better to assure and confirm unto Surety its rights and remedies hereunder and thereunder.

      46. Binding Agreement; Assignment. This Agreement, and the terms, covenants, and conditions hereof, will be binding upon the parties hereto and their respective successors and assigns, and will inure to the benefit of the parties, and their respective successors and assigns, except that Indemnitors will not be permitted to assign this Agreement or any interest herein. Surety agrees that no co-surety (exclusive of any surety of a joint venture partner) will be entitled to rely on this Agreement without the written consent of Quanta Services, Inc.

      47. Amendments, Miscellaneous. This Agreement may not be amended or modified, except by a writing signed by or on behalf of the parties hereto. This Agreement supersedes all prior agreements and proposals with respect to this transaction whether written or oral, made by Surety or anyone acting with its authorization. No modification of this Agreement will be valid unless made in writing and signed by an authorized officer of Surety. This Agreement is not assignable, and no party other than Principal and Indemnitors will be entitled to rely on this Agreement except as herein provided otherwise.

      48. Severability. Should any provision of this Agreement be invalid or unenforceable for any reason, the remaining provisions hereof will remain in full effect.

      49. Time of Essence. Time is of the essence in this Agreement, and all dates and time periods specified herein will be strictly observed, except that Surety may permit specific deviations therefrom by its written consent.

      50. Captions Not Controlling. Captions and headings have been included in this Agreement for the convenience of the parties, and will not be construed as affecting the content of the respective paragraphs.

      51. Counterparts. This Agreement may be executed by the parties independently in any number of counterparts, all of which together will constitute but one and the same instrument which is valid and effective as if all parties had executed the same counterpart.

      52. Additional Principals and/or Indemnitors. Indemnitors and Principals acknowledge this Agreement can be amended via rider executed by Quanta Services, Inc. to add other Persons as Indemnitor and/or Principal to this Agreement and Indemnitors and Principals waive any and all notice in connection with the addition of additional Indemnitors and Principals and further acknowledge the rights and obligations provided herein will apply to all Indemnitors and Principals whenever made a party to this Agreement. Quanta Services, Inc. has full right and authority to execute any and all documents on behalf of any Principals and Indemnitors to be added to this Agreement without requiring the separate signature of any such additional Principal and Indemnitors.

      53. Power of Attorney. Each Principal and Indemnitor hereby irrevocably constitutes and appoints Quanta Services, Inc. (and all officers, employees, or agents designated by Quanta Services, Inc.), with full power of substitution, as such Principal’s and/or Indemnitor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Principal and/or Indemnitor and in the name of such Principal and/or Indemnitor or in its own name, from time to time in Quanta Services, Inc.’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purpose of this Agreement and to amend, modify, or supplement this Agreement or other Surety Credit Documents in any manner. Each Principal and Indemnitor hereby ratifies and agrees to be bound by all that Quanta Services, Inc. will lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SURETY: FEDERAL INSURANCE COMPANY
By:	/s/ Edward J. Reilly
Name:	Edward J. Reilly
Title:	Assistant Secretary

PRINCIPAL & INDEMNITORS: QUANTA SERVICES, INC.
By:	/s/ Dana A. Gordon
Name:	Dana A. Gordon
Title:	Vice President

ARBY CONSTRUCTION, INC.
AUSTIN TRENCHER, INC.
CCLC, INC.
CONTI COMMUNICATIONS, INC.
CROCE ELECTRIC COMPANY, INC.
DILLARD SMITH CONSTRUCTION COMPANY
DRIFTWOOD ELECTRICAL CONTRACTORS, INC.
GLOBAL ENERCOM MANAGEMENT, INC.
GOLDEN STATE UTILITY CO.
H.L. CHAPMAN PIPELINE CONSTRUCTION, INC.
MANUEL BROS., INC.
MEARS GROUP, INC.
NETWORK ELECTRIC COMPANY
NORTH SKY COMMUNICATIONS, INC.
PARKSIDE SITE & UTILITY COMPANY CORPORATION
PARKSIDE UTILITY CONSTRUCTION CORP.
each a Delaware corporation

By:	/s/ Dana A. Gordon
Name:	Dana A. Gordon
Title:	Vice President

QUANTA DELAWARE, INC.
QUANTA GOVERNMENT SERVICES, INC.
QUANTA GOVERNMENT SOLUTIONS, INC.
QUANTA UTILITY INSTALLATION
COMPANY, INC.
R.A. WAFFENSMITH & CO., INC.
SOUTHEAST PIPELINE CONSTRUCTION, INC.
SOUTHWESTERN COMMUNICATIONS, INC.
SPALJ CONSTRUCTION COMPANY
SUMTER UTILITIES, INC.
TOM ALLEN CONSTRUCTION COMPANY
UNDERGROUND CONSTRUCTION CO., INC.
UTILITY LINE MANAGEMENT SERVICES, INC.
VCI TELCOM, INC.
W.C. COMMUNICATIONS, INC.,
each a Delaware corporation

By:	/s/ Dana A. Gordon
Name:	Dana A. Gordon
Title:	Vice President

ADVANCED TECHNOLOGIES AND INSTALLATION CORPORATION, ALLTECK LINE CONTRACTORS (USA), INC. POTELCO, INC., each a Washington corporation
By:	/s/ Dana A. Gordon
Name:	Dana A. Gordon
Title:	Vice President

BRADFORD BROTHERS, INCORPORATED TTM, INC., each a North Carolina corporation
By:	/s/ Dana A. Gordon
Name:	Dana A. Gordon
Title:	Vice President

CMI SERVICES, INC. TRAWICK CONSTRUCTION COMPANY, INC., each a Florida corporation
By:	/s/ Dana A. Gordon
Name:	Dana A. Gordon
Title:	Vice President

CROWN FIBER COMMUNICATIONS, INC., a Virginia corporation
By:	/s/ Dana A. Gordon
Name:	Dana A. Gordon
Title:	Vice President

ENVIRONMENTAL PROFESSIONAL ASSOCIATES,LIMITED a California corporation
By:	/s/ Dana A. Gordon
Name:	Dana A. Gordon
Title:	Vice President

FIVE POINTS CONSTRUCTION CO. MEJIA PERSONNEL SERVICES, INC. TRANS TECH ACQUISITION, INC. SOUTHWEST TRENCHING COMPANY, INC. each a Texas corporation
By:	/s/ Dana A. Gordon
Name:	Dana A. Gordon
Title:	Vice President

INTERMOUNTAIN ELECTRIC, INC., a Colorado corporation
By:	/s/ Dana A. Gordon
Name:	Dana A. Gordon
Title:	Vice President

IRBY CONSTRUCTION COMPANY, a Mississippi corporation
By:	/s/ Dana A. Gordon
Name:	Dana A. Gordon
Title:	Vice President

METRO UNDERGROUND SERVICES, INC. OF ILLINOIS, PROFESSIONAL TELECONCEPTS, INC., each an Illinois corporation
By:	/s/ Dana A. Gordon
Name:	Dana A. Gordon
Title:	Vice President

PAR ELECTRICAL CONTRACTORS, INC., a Missouri corporation
By:	/s/ Dana A. Gordon
Name:	Dana A. Gordon
Title:	Vice President

PROFESSIONAL TELECONCEPTS, INC., a New York corporation
By:	/s/ Dana A. Gordon
Name:	Dana A. Gordon
Title:	Vice President

THE RYAN COMPANY, INC., a Massachusetts corporation
By:	/s/ Dana A. Gordon
Name:	Dana A. Gordon
Title:	Vice President

TOTAL QUALITY MANAGEMENT SERVICES, LLC, a Delaware limited liability company COAST TO COAST, LLC, a California limited liability company
By:	Environmental Professional Associates, Limited, Its Sole Member
By:	/s/ Dana A. Gordon
Name:	Dana A. Gordon
Title:	Vice President

QUANTA UTILITY SERVICES, LLC, a Delaware limited liability company
By:	PAR Electrical Contractors, Inc., Its Sole Member
By:	/s/ Dana A. Gordon
Name:	Dana A. Gordon
Title:	Vice President

TJADER, L.L.C. OKAY CONSTRUCTION COMPANY, LLC each a Delaware limited liability company
By:	Spalj Construction Company, Its Sole Member
By:	/s/ Dana A. Gordon
Name:	Dana A. Gordon
Title:	Vice President

MEARS/CPG LLC MEARS ENGINEERING/ LLC MEARS/HDD, LLC MEARS SERVICES LLC each a Michigan limited liability company
By:	By Mears Group, Inc., The Sole Member of each of the foregoing limited liability companies
By:	/s/ Dana A. Gordon
Name:	Dana A. Gordon
Title:	Vice President

S.K.S. PIPELINERS, LLC, a Delaware limited liability company
By:	Arby Construction, Inc., Its Sole Member
By:	/s/ Dana A. Gordon
Name:	Dana A. Gordon
Title:	Vice President

TNS-VA, LLC, a Delaware limited liability company
By:	Professional Teleconcepts, Inc., Its Sole Member
By:	/s/ Dana A. Gordon
Name:	Dana A. Gordon
Title:	Vice President

NORTH HOUSTON POLE LINE, L.P. LINDSEY ELECTRIC, L.P. DIGCO UTILITY CONSTRUCTION, L.P. each a Texas limited partnership
By:	Mejia Personnel Services, Inc., Its General Partner
By:	/s/ Dana A. Gordon
Name:	Dana A. Gordon
Title:	Vice President

QUANTA SERVICES MANAGEMENT PARTNERSHIP, L.P. a Texas limited partnership
By:	QSI, Inc., Its General Partner
By:	/s/ Dana A. Gordon
Name:	Dana A. Gordon
Title:	Vice President

TRANS TECH ELECTRIC, L.P., a Texas limited partnership
By:	TTGP, Inc., Its General Partner
By:	/s/ Dana A. Gordon
Name:	Dana A. Gordon
Title:	Vice President

EXHIBIT A

PRINCIPAL

(Attached)

EXHIBIT B

ADDITIONAL PERMITTED LIENS

(Attached)

EXHIBIT C

FORM OF OPINION LETTERS

(Attached)

EXHIBIT A

LOCATION OF CHIEF EXECUTIVE
	JURISDICTION	OFFICE AND PRINCIPAL
PRINCIPAL	OF FORMATION	PLACE OF BUSINESS	TAX ID NO.	PRIOR NAMES OR TRADE NAMES

Quanta Services, Inc.	Delaware	1360 Post Oak Blvd., Suite 2100 Houston, Texas 77056	74-2851603	None

Advanced Technologies and Installation Corporation	Washington	655 Glennville Richardson, TX 75081	91-1528002	Telecom Network Specialists, Inc. JT Communications, Inc.

Allteck Line Contractors (USA), Inc.	Washington	4940 Still Creek Avenue Burnaby, British Columbia Canada, V5C 4E4	98-0198185	None

Arby Construction, Inc.	Delaware	19705 W. Lincoln Avenue New Berlin, WI 53146	76-0605516	None

Austin Trencher, Inc.	Delaware	9250 FM 2243 Leander, TX 78641	76-0598342	None

Bradford Brothers, Incorporated	North Carolina	11712 Statesville Road Huntersville, NC 28078	56-0861169	Lake Norman Pipeline, LLC

CCLC, Inc.	Delaware	5 Johnson Drive, Suite 4 Raritan, NJ 08869	74-2947665	None

Coast to Coast, LLC	California	1441 Garden Highway Yuba City, CA 95991	68-0386826	None

CMI Services, Inc.	Florida	1555 South Blvd. Chipley, FL 32428	59-3371172	Communication Manpower, Inc.

Conti Communications, Inc.	Delaware	5 Johnson Drive, Suite 4 Raritan, NJ 08869	76-0605511	Delaware Conti Communications, Inc.

1

LOCATION OF CHIEF EXECUTIVE
	JURISDICTION	OFFICE AND PRINCIPAL
PRINCIPAL	OF FORMATION	PLACE OF BUSINESS	TAX ID NO.	PRIOR NAMES OR TRADE NAMES

Croce Electric Company, Inc.	Delaware	2 Betty Street Everett, MA 02149	76-0605518	None

Crown Fiber Communications, Inc.	Virginia	800 Satellite Blvd. Suwanee, GA 30024	54-1612812	Fiber Technology
World Fiber

DeltaComm

Marlboro Cablevision
Constructors

Choice Optics Communications

Myers Cable, Inc.

Sycamore Shoals
Communications, Inc.

Digco Utility Construction, L.P.	Delaware	1608 Margaret Street Houston, TX 77093	76-0612176	None

Dillard Smith Construction Company	Delaware	4001 Industry Dr. Chattanooga, TN 37416	76-0589264	P.D.G. Electric
Power Engineering & Testing

Haines Construction Company

Dillard Smith Construction
Company (Delaware)

2

LOCATION OF CHIEF EXECUTIVE
	JURISDICTION	OFFICE AND PRINCIPAL
PRINCIPAL	OF FORMATION	PLACE OF BUSINESS	TAX ID NO.	PRIOR NAMES OR TRADE NAMES

Driftwood Electrical Contractors, Inc.	Delaware	2004 Stanford Road Lancaster, KY 40444	76-0589278	Maddux Communications

Environmental Professional Associates, Limited	California	1441 Garden Highway Yuba City, CA 95991	68-0248659	Provco Tip Top Arborists, Inc.

Five Points Construction Co.	Texas	5145 Industrial Way Benicia, CA 94510	94-2738636	None

Global Enercom Management, Inc.	Delaware	2500 Wilcrest Drive, Suite 100 Houston, TX 77042	76-0598339	GEM Engineering Co., Inc.

Golden State Utility Co.	Delaware	2001 West Tuolomne Road Turlock, CA 95380	76-0567490	Sanders Construction Company
North Pacific Construction Co., Inc.

Delaware North Pacific Construction Co.

H. L. Chapman Pipeline Construction, Inc.	Delaware	9250 FM 2243 Leander, TX 78641	76-0598341	DB Utilities
Sullivan Welding

Intermountain Electric, Inc.	Colorado	602 South Lipan Street Denver, CO 80223	84-0906573	Colorado IM Electric

Irby Construction Company	Mississippi	817 S. State Street Jackson, MS 39201	64-0902002	None

Lindsey Electric, L.P.	Texas	1608 Margaret Street Houston, TX 77093	02-0557008	None

Manuel Bros., Inc.	Delaware	908 Taylorville Road, Suite 104 Grass Valley, CA 95949	76-0577087	Renaissance Construction
Western Directional

3

LOCATION OF CHIEF EXECUTIVE
	JURISDICTION	OFFICE AND PRINCIPAL
PRINCIPAL	OF FORMATION	PLACE OF BUSINESS	TAX ID NO.	PRIOR NAMES OR TRADE NAMES

Mears Engineering/ LLC	Michigan	4500 N. Mission Road Rosebush, MI 48878	N/A	None

Mears Group, Inc.	Delaware	4500 N. Mission Road Rosebush, MI 48878	76-0612167	None

Mears/HDD, LLC	Michigan	4500 N. Mission Road Rosebush, MI 48878	N/A	None

Mears Services LLC	Michigan	4500 N. Mission Road Rosebush, MI 48878	N/A	None

Mears/CPG LLC	Michigan	4500 N. Mission Road Rosebush, MI 48878	N/A	None

Mejia Personnel Services, Inc.	Texas	431 West Bedford-Euless Road Suite F Hurst, TX 76053	75-2575734	None

Metro Underground Services, Inc. of Illinois	Illinois	901 Ridgeway Avenue Aurora, IL 60506	36-4125701	Metro Underground Services, Inc.

Network Electric Company	Delaware	5425 Louis Lane Reno, NV 89511	76-0598345	DE Network Electric Company

North Houston Pole Line, L.P.	Texas	1608 Margaret Street Houston, TX 77093	74-1675857	North Houston Pole Line Corp. Lindsey Electric

North Sky Communications, Inc.	Delaware	120 N.E. 136th Avenue Vancouver, WA 98684	76-0605490	None

Okay Construction Company, LLC	Delaware	208 Rum River Drive Princeton, MN 55371	76-0612169	None

4

LOCATION OF CHIEF EXECUTIVE
	JURISDICTION	OFFICE AND PRINCIPAL
PRINCIPAL	OF FORMATION	PLACE OF BUSINESS	TAX ID NO.	PRIOR NAMES OR TRADE NAMES

PAR Electrical Contractors, Inc.	Missouri	4770 North Belleview Avenue Suite 300 Kansas City, MO 64116	44-0591890	Riggin & Diggin
Harker & Harker

Union Power Construction Company

Seaward Corporation

Mustang Line Contractors, Inc.

Lineco Leasing, LLC

Par Infrared Consultants

Parkside Site & Utility Company Corporation	Delaware	123 King Phillip Street Johnston, RI 02919	76-0612181	None

Parkside Utility Construction Corp.	Delaware	123 King Phillip Street Johnston, RI 02919	76-0612160	None

Potelco, Inc.	Washington	14103 8th Street East Sumner, WA 98390	91-0784248	Kingston Constructors
Kuenzi Construction

NorAm Telecommunications

Potelco, Incorporated

Professional Teleconcepts, Inc.	Illinois	Route 12 South Norwich, NY 13815	36-3785874	None

Professional Teleconcepts, Inc.	New York	Route 12 South Norwich, NY 13815	16-1246233	Airlan Telecom Services, L.P.

5

LOCATION OF CHIEF EXECUTIVE
	JURISDICTION	OFFICE AND PRINCIPAL
PRINCIPAL	OF FORMATION	PLACE OF BUSINESS	TAX ID NO.	PRIOR NAMES OR TRADE NAMES

Quanta Delaware, Inc.	Delaware	300 Delaware Avenue 9th Floor Wilmington, DE 19801	51-6508285	None

Quanta Government Services, Inc.	Delaware	1360 Post Oak Blvd. Suite 2100 Houston, Texas 77056	76-0605504	None

Quanta Government Solutions, Inc.	Delaware	1360 Post Oak Blvd. Suite 2100 Houston, Texas 77056	76-0612166	Quanta LI Acquisition, Inc.

Quanta Services Management Partnership, L.P.	Texas	1360 Post Oak Blvd. Suite 2100 Houston, Texas 77056	76-0574732	None

Quanta Utility Installation Company, Inc.	Delaware	1360 Post Oak Blvd. Suite 2100 Houston, Texas 77056	76-0592449	None

Quanta Utility Services, LLC	Delaware	4770 North Belleview Avenue Suite 300 Kansas City, MO 64116	76-0589263	Great Western Enterprises, Inc. Bore Specialists

TVS Systems, Inc.

Netcom Management Group, Inc.

Northern Line Layers, LLC

R.A. Waffensmith & Co., Inc.	Delaware	2042 N. Kelty Road Franktown, CO 80116	76-0589266	Dahl Trenching

S.K.S. Pipeliners, LLC	Delaware	19705 W. Lincoln Avenue New Berlin, WI 53146	76-0605517	None

6

LOCATION OF CHIEF EXECUTIVE
	JURISDICTION	OFFICE AND PRINCIPAL
PRINCIPAL	OF FORMATION	PLACE OF BUSINESS	TAX ID NO.	PRIOR NAMES OR TRADE NAMES

Southeast Pipeline Construction, Inc.	Delaware	245 N. Main Street Jasper, GA 30143	76-0612175	None

Southwestern Communications, Inc.	Delaware	15427 E. Fremont Drive Englewood, CO 80112	76-0612171	NetCom Management Group

Southwest Trenching Company, Inc.	Texas	1608 Margaret St. Houston, Texas 77093	76-0106600	None

Spalj Construction Company	Delaware	22360 County Road 12 Deerwood, MN 56444	76-0567489	Span-Con of Deerwood
Wilson Roadbores

Dot 05 Optical Communications

Smith Contracting

Thorstad Brothers Tiling

Tjader & Highstrom

Dot 05, LLC

Sumter Utilities, Inc.	Delaware	1151 North Pike West Sumter, SC 29153	76-0577089	Utilco, Inc.
Old Lesco Corporation, Inc.

The Ryan Company, Inc.	Massachusetts	25 Constitution Drive Taunton, MA 02780	04-2387367	Eastern Communications
The Ryan Company Inc. of Massachusetts

The Ryan Company of Massachusetts

Ryan Company Inc. (The)

The Ryan Company Incorporated of Massachusetts

7

LOCATION OF CHIEF EXECUTIVE
	JURISDICTION	OFFICE AND PRINCIPAL
PRINCIPAL	OF FORMATION	PLACE OF BUSINESS	TAX ID NO.	PRIOR NAMES OR TRADE NAMES

Tjader, L.L.C.	Delaware	541 Industrial Drive New Richmond, WI 54017	76-0654709	None

TNS-VA, LLC	Delaware	Route 12 South Norwich, NY 13815	N/A	None

Tom Allen Construction Company	Delaware	3775 Tosovsky Lane Edwardsville, IL 62025	76-0589277	TA Construction
Specialty Drilling Technology, Inc.

T&S Construction Company

Taylor Built, Inc.

Total Quality Management Services, LLC	Delaware	1441 Garden Highway Yuba City, CA 95991	48-1278515	None

Trans Tech Acquisition, Inc.	Texas	1360 Post Oak Blvd., Ste. 2100 Houston, TX 77056	74-2983032	None

Trans Tech Electric, L.P.	Texas	4601 Cleveland Road South Bend, IN 46628	35-1553093	None

Trawick Construction Company, Inc.	Florida	1555 South Blvd. Chipley, FL 32428	59-0907078	None

TTM, Inc.	North Carolina	6135 Lakeview Road Suite 500 Charlotte, NC 28269	56-1356956	TTM of North Carolina, Inc.
TTMF, Inc.

8

LOCATION OF CHIEF EXECUTIVE
	JURISDICTION	OFFICE AND PRINCIPAL
PRINCIPAL	OF FORMATION	PLACE OF BUSINESS	TAX ID NO.	PRIOR NAMES OR TRADE NAMES

Underground Construction Co., Inc.	Delaware	5145 Industrial Way Benicia, CA 94510	76-0575471	Underground Construction Co.

Delaware Underground Construction Co.

Metro Underground Construction Co.

Underground Electric Construction Company

Hudson & Poncetta, Inc.

Utility Line Management Services, Inc.	Delaware	4770 North Belleview Avenue, Suite 300 Kansas City, Missouri 64116-2188	76-0612162	Quanta LIV Acquisition, Inc.

VCI Telcom, Inc.	Delaware	1921 West Eleventh Street Upland, CA 91786	76-0589274	None

W. C. Communications, Inc.	Delaware	1921 West Eleventh Street Upland, CA 91786	76-0598348	West Coast Communications

9

EXHIBIT B
LIENS EXISTING ON THE CLOSING DATE

Company	Secured Party	Jurisdiction	Type of Filing	Filing Information

PAR Electrical Contractors, Inc.	Alcan Aluminum Corporation	Missouri Secretary of State	Original	#20020113972J filed 10/15/02

Arby Construction, Inc.	Associated Bank N.A.	Delaware Secretary of State	Original	#11661573 filed 11/13/01

Arby Construction, Inc.	Associated Bank N.A.	Wisconsin Secretary of State	Original	#020000945018 filed 1/10/02

Arby Construction, Inc.	Associated Bank N.A.	Wisconsin Secretary of State	Original	#020002935423 filed 2/08/02

Mears HDD, Inc.	Bank One, Michigan	Michigan Secretary of State	Original	#D613308 filed 1/27/00

Mears/CPG, Inc.	Bank One, Michigan	Michigan Secretary of State	Original	#D613309 filed 1/27/00

PAR Electrical Contractors, Inc.	BCL Capital	Nevada Secretary of State	Original	#0108999 filed 6/19/01

Sumter Utilities, Inc.	Blanchard Machinery Company	Delaware Secretary of State	Original	#40900375 filed 3/31/04

Sumter Utilities, Inc.	Blanchard Machinery Company	South Carolina Secretary of State	Original	#1501324 filed 10/4/02

Sumter Utilities, Inc.	Blanchard Machinery Company	South Carolina Secretary of State	Original	#1408088 filed 5/16/03

Sumter Utilities, Inc.	Blanchard Machinery Company	South Carolina Secretary of State	Original	#0910232 filed 4/7/03

Sumter Utilities, Inc.	Blanchard Machinery Company	South Carolina Secretary of State	Original	#1205188 filed 1/22/02

Sumter Utilities, Inc.	Blanchard Machinery Company	South Carolina Secretary of State	Original	#110616C filed 3/9/01

Sumter Utilities, Inc.	Blanchard Machinery Company	South Carolina Secretary of State	Original	#1408179 filed 5/16/03

Bradford Brothers, Inc.	Briggs Construction Equipment, Inc.	North Carolina Secretary of State	Original ************ amendment	#20030025813F filed 3/17/03 ******************* #20030088548K filed 9/2/03

Bradford Brothers, Incorporated	Briggs Construction Equipment, Inc.	North Carolina Secretary of State	Original	#20030023411H filed 3/10/03

Trawick Construction Company Inc.	Canon Financial Services, Inc.	Florida Secretary of State	Original	#200100101846 filed 5/9/01

PAR Electrical Contractors, Inc.	Canyon State Oil Company	Arizona Secretary of State	Original	#20011186461-4 filed 8/21/01

PAR Electrical Contractors, Inc.	Canyon State Oil Company	Nevada Secretary of State	Original	#0015437 filed 10/16/00

Bradford Brothers, Inc.	Carolina Tractor and Equipment Company	North Carolina Secretary of State	Original	#20040014973A filed 2/13/04

Bradford Brothers, Inc.	Carter Machinery Co., Inc.	North Carolina Secretary of State	Original	#20030077097G filed 7/31/03

Bradford Brothers, Inc.	Carter Machinery Company, Inc.	North Carolina Secretary of State	Original	#20010524852C filed 9/21/01

Bradford Brothers, Inc.	Carter Machinery Company, Inc.	North Carolina Secretary of State	Original	#20020038512C filed 4/2/02

Bradford Brothers, Incorporated	Carter Machinery Company, Inc.	North Carolina Secretary of State	Original	#20010508233E filed 8/6/01

1

Company	Secured Party	Jurisdiction	Type of Filing	Filing Information

Bradford Brothers, Incorporated	Carter Machinery Company, Inc.	North Carolina Secretary of State	Original	#20010508065G filed 8/6/01

Bradford Brothers, Inc.	Carter Machinery Co., Inc.	North Carolina Secretary of State	Original	#20020085382C filed 8/5/02

Bradford Brothers, Inc.	Carter Machinery Co., Inc.	North Carolina Secretary of State	Original	#200200974999L filed 9/9/02

Bradford Brothers, Inc.	Carter Machinery Co., Inc.	North Carolina Secretary of State	Original	#20040003787B filed 1/13/04

Bradford Brothers, Inc.	Carter Machinery Co., Inc.	North Carolina Secretary of State	Original	#20040099238J filed 10/11/04

PAR Electrical Contractors, Inc.	Carter Machinery Co., Inc.	Missouri Secretary of State	Original	#20040051919B filed 5/10/04

Golden State Utility Co.	Case Corporation	California Secretary of State	Original	#200115160788 filed 5/31/01

Quanta Services, Inc.	Case Corporation	Texas Secretary of State	Original Amendment Correction	#04-0044924047 filed 10/15/03 #400608281 filed 03/17/04 #400637610 filed 04/12/04

Dillard Smith Construction Company	CCA Financial, LLC	Delaware Secretary of State	Original	#32903626 filed 11/5/03

Dillard Smith Construction Company	Cecil I. Walker Machinery Co.	North Carolina Secretary of State	Original	#20000021026 filed 2/28/00

Dillard Smith Construction Company	Cecil I. Walker Machinery Co.	North Carolina Secretary of State	Original	#20000021025 filed 2/28/00

Dillard Smith Construction Company	Cecil I. Walker Machinery Co.	North Carolina Secretary of State	Original	#20000021024 filed 2/28/00

Dillard Smith Construction Company	Cecil I. Walker Machinery Co.	North Carolina Secretary of State	Original	#20000021023 filed 2/28/00

Dillard Smith Construction Company	Cecil I. Walker Machinery Co.	Mecklenburg County, North Carolina	Original	#200001772 filed 2/29/00

Dillard Smith Construction Company	Cecil I. Walker Machinery Company	Mecklenburg County, North Carolina	Original	#200001773 filed 2/29/00

Bradford Brothers, Inc. d/b/a Edwards Pipeline Company	Charlotte Tractor Company	North Carolina Secretary of State	Original	#20030084777K filed 8/21/03

Global Enercom Management, Inc.	CitiCorp Vendor Finance, Inc.	Delaware Secretary of State	Original	#43372226 filed 12/1/04

R.A. Waffensmith & Co., Inc.	Clarity Credit Corporation	Colorado Secretary of State	Original	#20012019935 M filed 3/14/01

Quanta Services, Inc.	CNH Capital America LLC	Texas Secretary of State	Original	#50000452915 filed 1/6/2005

PAR Electrical Contractors, Inc.	Colorado Machinery	Colorado Secretary of State	Original	#2003F074233 filed 7/9/03

PAR Electrical Contractors, Inc.	Construction Machinery, Inc.	Nevada Secretary of State	Original	#0102750 filed 2/26/01

2

Company	Secured Party	Jurisdiction	Type of Filing	Filing Information

Golden State Utility Co.	Continental Resources Inc.	California Secretary of State	Original	#199910260248 filed 4/2/99

Golden State Utility Co.	Continental Resources Inc.	California Secretary of State	Original	#200003160553 filed 1/25/00

The Ryan Company, Inc.	David C. Varisco	Plymouth County Superior Court, Massachusetts	Civil Trial- Misc. Contract	Case 01 204624 filed 7/12/02

Golden State Utility Co.	Danielson Construction, Inc.	California Secretary of State	Original	#199907460676 filed 3/5/99

Quanta Services, Inc.	De Lage Landen Financial Services, Inc.	Delaware Secretary of State	Original	#41174335 filed 04/27/04

Mears, CPG, LLC	FirstBank	Michigan Secretary of State	Original ************ Continuation	#D330575 filed 1/26/98 ******************* #2002031404-9 filed 12/4/02 – continuation

Mears/HDD, Inc.	FirstBank	Michigan Secretary of State	Original ************ Continuation	#D211493 filed 3/21/97 ******************* #D870862 filed 2/5/02 – continuing #D211493 filed 3/21/97

Mears/HDD, Inc.	FirstBank	Michigan Secretary of State	Original continuation	#D507420 filed 4/22/99 #2004047100-7 filed 03/04/04

R.A. Waffensmith & Co., Inc.	Fleet Business Credit, LLC	Colorado Secretary of State	Original	#20022092857 M filed 9/3/02

Dillard Smith Construction Company	Fleet Capital Corporation	Delaware Secretary of State	Original	#21637374 filed 6/3/02

PAR Electrical Contractors, Inc.	Hawthorne Machinery Co.	California Secretary of State	Original	#0009660608 filed 3/31/00

H.L. Chapman Pipeline Construction, Inc.	Holt Texas Ltd., dba Holt Company of Texas	Delaware Secretary of State	Original	#11791818 filed 11/21/01

Potelco, Inc.	IOS Capital, LLC	Washington Secretary of State	Original	#200325363938 filed 9/9/03

Mears/ CPG, LLC	Irwin Union Bank and Trust Company	Michigan Secretary of State	Original	#D674193 filed 7/13/00

Bradford Brothers, Inc.	J.W. Burress, Inc.	North Carolina Secretary of State	Original	#20010503538I filed 7/24/01

Bradford Brothers, Inc.	J.W. Burress, Inc.	North Carolina Secretary of State	Original	#20010506576H filed 7/9/01

Northern Line Layers, LLC	JCB Finance LLC	Delaware Secretary of State	Original	#22029555 filed 8/1/02

Quanta Services, Inc.	Key Equipment Finance, a Division of Key Corporate Capital	Delaware Secretary of State	Original	#20112304 filed 12/10/01

PAR Electrical Contractors, Inc.	Kirby-Smith Machinery Inc.	Oklahoma Co., OK	Original	#0009820 filed 2/20/01

H.L. Chapman Pipeline Construction, Inc.	Komatsu Financial L.P.	Delaware Secretary of State	In Lieu- original filed in TX	#20861348 filed 3/13/02

H.L. Chapman Pipeline Construction, Inc.	Komatsu Financial LP	Texas Secretary of State	Original	#01-003074 filed 1/5/01

3

Company	Secured Party	Jurisdiction	Type of Filing	Filing Information

Sumter Utilities, Inc.	Kubota Credit Corporation U.S.A.	South Carolina Secretary of State	Original	#040903-1408168 filed 9/3/04

Sumter Utilities	Kubota Credit Corporation U.S.A.	South Carolina Secretary of State	Original	#1044516 filed 5/29/03

Sumter Utilities	Kubota Credit Corporation U.S.A.	South Carolina Secretary of State	Original	#1010530 filed 4/30/03

Sumter Utilities	Kubota Credit Corporation U.S.A.	South Carolina Secretary of State	Original	#1010438 filed 4/30/03

Sumter Utilities	Kubota Credit Corporation U.S.A.	South Carolina Secretary of State	Original	#1010290 filed 4/30/03

The Ryan Company, Inc.	LaChance Financial Services, Inc. Assigned to:	Massachusetts Secretary of State	Original	#00739745 filed 8/25/00
GE Capital Colonial Pacific

PAR Electrical Contractors, Inc.	Les Schwab Tire Center of Boise, Inc.	Washington Secretary of State	Original	#200214971572 filed 5/28/02

PAR Electrical Contractors, Inc.	Les Schwab Tire Center of Boise, Inc.	Missouri Secretary of State	Original	#20040034270C filed 3/29/04

PAR Electrical Contractors, Inc.	Les Schwab Tire Center of Boise, Inc.	Missouri Secretary of State	Original	#20040114871K filed 11/1/04

Intermountain Electric	Liebert North America Corporation	Colorado Secretary of State	Original	#20012112389 filed 12/5/01

R.A. Waffensmith & Co., Inc.	Minnwest Capital Corporation	Colorado Secretary of State	Original	#20022085210 M filed 8/9/02

Quanta Services, Inc.	Mirex	Texas Secretary of State	Original	#02-0032952528 filed 6/7/02

Sumter Utilities, Inc.	Navistar Financial Corp.	South Carolina Secretary of State	Original	#105127A filed 10/23/01

Potelco, Inc.	NC Machinery Co	Washington Secretary of State	Original	#2004-260-3042-5 filed 9/16/04

Spalj Construction Company	New Holland Credit Company	Minnesota Secretary of State	Original	#2227706 filed 5/15/00

Spalj Construction Company	New Holland Credit Company	Minnesota Secretary of State	Original	#2236567 filed 6/15/00

Manuel Bros., Inc.	Nikon Inc., Instrument Group	California Secretary of State	Original	#0023560499 filed 8/21/00

Golden State Utility Co.	Nixon-Egli Equipment Company of Southern California, Inc.	California Secretary of State	Original	#200004860682 filed 2/14/00

Spalj Construction Company	NMHG Financial Services, Inc.	Minnesota Secretary of State	Original	#2271895 filed 11/2/00

The Ryan Company, Inc.	Peterson Tractor Co.	Massachusetts Secretary of State	Original	#200208423380 filed 1/18/02

PAR Electrical Contractors, Inc.	Portable Tool Sales & Service, Inc. Assigned to Associates Commercial Corporation	Clay Co., Missouri	Original ********** Amendment	#H170564 filed 9/24/99 ****************** #A-H170564 filed 11/29/99

4

Company	Secured Party	Jurisdiction	Type of Filing	Filing Information

PAR Electrical Contractors, Inc.	Rasmussen Equipment Co.	Colorado Secretary of State	Original	#20012002964 filed 1/11/01

PAR Electrical Contractors, Inc.	Redburn Tire Co.	Nevada Secretary of State	Original	#0009471 filed 6/20/00

Dillard Smith Construction Company	Ringhaver Equipment Company	Florida Secretary of State	Original	#200100114112 filed 5/23/01

Dillard Smith Construction Company	Ringhaver Equipment Company	Florida Secretary of State	Original	#200100125788 filed 6/8/01

PAR Electrical Contractors, Inc.	Rish Equipment Company	Missouri Secretary of State	Original	#20040007266J filed 1/20/04

PAR Electrical Contractors, Inc.	Rish Equipment Company	Missouri Secretary of State	Original	#20040007267K filed 1/20/04

PAR Electrical Contractors, Inc.	Rish Equipment Company	Missouri Secretary of State	Original	#20040025494A filed 3/9/04

PAR Electrical Contractors, Inc.	Rish Equipment Company	Missouri Secretary of State	Original	#20040031174C filed 3/22/04

PAR Electrical Contractors, Inc.	Rish Equipment Company	Missouri Secretary of State	Original	#20040050840E filed 5/04/04

PAR Electrical Contractors, Inc.	Rish Equipment Company	Missouri Secretary of State	Original	#20040051904G filed 5/10/04

PAR Electrical Contractors, Inc.	Rish Equipment Company	Missouri Secretary of State	Original	#20040068030E filed 6/21/04

PAR Electrical Contractors, Inc.	Rish Equipment Company	Missouri Secretary of State	Original	#20040068031F filed 6/21/04

PAR Electrical Contractors, Inc.	River City Petroleum, Inc.	Nevada Secretary of State	Original	#2001012642-8 filed 12/5/01

Mears/CPG, LLC	Roland Machinery Company	Michigan Secretary of State	Original	#D627375 filed 3/6/00

Mears/CPG, LLC	Roland Machinery Company	Michigan Secretary of State	Original	#D627376 filed 3/6/00

Mears/CPG, LLC	Roland Machinery Company	Michigan Secretary of State	Original	#D658629 filed 5/26/00

Dillard Smith Construction Company	Rudd Equipment Co.	Mecklenburg County, North Carolina	Original	#199906939 filed 7/19/99

Dillard Smith Construction Company	Rudd Equipment Company	Mecklenburg County, North Carolina	Original	#199906627 filed 7/8/99

Trans Tech Electric, L.P.	Rudd Equipment Company	Texas Secretary of State	Original	#03-0034559392 filed 7/15/03

H.L. Chapman Pipeline Construction, Inc.	Safeco Credit Company, Inc.	Delaware Secretary of State	In Lieu	#30271703 filed 1/14/03

H.L. Chapman Pipeline Construction, Inc.	Safeco Credit Company, Inc.	Delaware Secretary of State	In Lieu – Original filed in TX	#22861510 filed 10/31/02

Sumter Utilities, Inc.	Safeco Credit Company, Inc.	Delaware Secretary of State	In Lieu – Original filed in SC	#42349100 filed 8/17/04

Parkside Site and Utility Company Corporation	Schmidt Equipment Inc.	Rhode Island Secretary of State	Original	#027012 filed 10/23/03

5

Company	Secured Party	Jurisdiction	Type of Filing	Filing Information

PAR Electrical Contractors, Inc.	Steelcase Financial Services, Inc.	Missouri Secretary of State	Original	#20018069813E filed 12/28/01

Arby Construction, Inc.	St. Francis Bank	Delaware Secretary of State	Original	#11138960 filed 9/11/01

Crown Fiber Communications, Inc.	Textron Financial Corporation	Barrow Co., GA	Original	#007-99-003034 filed 3/22/99

PAR Electrical Contractors, Inc.	The CIT Group/Equipment Financing, Inc.	California Secretary of State	Original	#0127060381 filed 9/26/01

Trawick Construction Company, Inc.	Thompson Tractor Co., Inc.	Florida Secretary of State	Original	#200408256484 filed 11/5/04

The Ryan Company, Inc.	Tom Growney Equipment, Inc.	Massachusetts Secretary of State	Original	#200213672140 filed 7/29/02

Arby Construction, Inc.	Tractor Loader Sales	Wisconsin Secretary of State	Original	#040015153419 filed 9/27/04

H.L. Chapman Pipeline Construction, Inc.	Trencor, Inc.	Texas Secretary of State	Original	#00-436961 filed 2/22/00

Croce Electric Company, Inc.	Trinity Capital Corporation	Massachusetts Secretary of State	Original	#01768453 filed 1/4/01

Ryan Company	Tyler Equipment Corporation	Massachusetts Secretary of State	Original	#200103470830 filed 6/25/01

Spalj Construction Company	U.S. Bancorp	Delaware Secretary of State	Original	#11664346 filed 11/13/01

Dillard Smith Construction Company	U.S. Bancorp Equipment Finance, Inc.	Delaware Secretary of State	Original	#32506783 filed 9/26/03

Coast to Coast & Howard O Brown & Mary Kathleen Brown	U.S. Small Business Administration	California Secretary of State	Original ************ Continuation	#94089846 filed 5/9/94 ******************* #99111C0068 filed 4/19/99 – continuation of #94089846 filed 5/9/94

Arby Construction, Inc.	United Leasing Associates of America	Delaware Secretary of State	Original	#41685918 filed 6/18/04

Arby Construction, Inc.	United Leasing Associates of America	Delaware Secretary of State	Original	#43577782 filed 12/20/04

Intermountain Electric Inc.	Universal Tractor Co	Colorado Secretary of State	Original	#20002067174 filed 7/25/00

Intermountain Electric	Universal Tractor Co.	Colorado Secretary of State	Original	#20002067173 filed 7/25/00

H.L. Chapman Pipeline Construction, Inc.	Vermeer Equipment of Texas, Inc.	Texas Secretary of State	Original	#0000596713 filed 10/02/00

H.L. Chapman Pipeline Construction, Inc.	Vermeer Equipment of Texas, Inc.	Texas Secretary of State	Original	#00-576707 filed 8/31/00

North Houston Pole Line, L.P.	Vermeer Equipment of Texas, Inc.	Texas Secretary of State	Original	#443354 filed 3/01/00

North Houston Pole Line, L.P.	Vermeer Equipment of Texas, Inc.	Texas Secretary of State	Original	#443355 filed 3/01/00

6

Company	Secured Party	Jurisdiction	Type of Filing	Filing Information

Trawick Construction Company Inc.	Vermeer Sales & Service, Inc.	Florida Secretary of State	Original	#200000141496 filed 6/19/00

Trawick Construction Company Inc.	Vermeer Sales & Service, Inc.	Florida Secretary of State	Original	#200000127141 filed 6/1/00

Trawick Construction Company Inc.	Vermeer Sales & Service, Inc.	Florida Secretary of State	Original	#200000141495 filed 6/19/00

Dillard Smith Construction Company	Whayne Supply Company	Tennessee Secretary of State	Original	#200043087 filed 12/1/00

Dillard Smith Construction Company	Whayne Supply Company	Tennessee Secretary of State	Original	#201046652 filed 1/4/01

Potelco, Inc.	Wells Fargo Bank Northwest, N.A.	Washington Secretary of State	Original	#200223849091 filed 8/26/02

Dillard Smith Construction Company	Whayne Supply Company	Delaware Secretary of State	Original	#11479216 filed 10/22/01

Dillard Smith Construction Company	Whayne Supply Company	Delaware Secretary of State	Original	#11751051 filed 11/19/01

Dillard Smith Construction Company	Whayne Supply Company	Delaware Secretary of State	Original	#41084963 filed 4/19/04

Dillard Smith Construction Company	Whayne Supply Company	Delaware Secretary of State	Original	#42254680 filed 8/11/04

Dillard Smith Construction Company	Caterpillar Financial Services	Delaware Secretary of State	Original	#42341610 filed 8/19/04

Dillard Smith Construction Company	Whayne Supply Company	Delaware Secretary of State	Original	#42726943 filed 9/29/04

Dillard Smith Construction Company	Whayne Supply Company	Delaware Secretary of State	Original	#43196518 filed 11/12/04

Dillard Smith Construction Company	Whayne Supply Company	Delaware Secretary of State	Original	#50062712 filed 1/06/05

Dillard Smith Construction Company	Whayne Supply Company	Delaware Secretary of State	Original	#50151432 filed 1/13/05

Dillard Smith Construction Company	Whayne Supply Company	Kentucky Secretary of State	Original	#1606150 filed 12/29/00

Dillard Smith Construction Company	Whayne Supply Company	Kentucky Secretary of State	Original	#1606772 filed 2/22/01

Dillard Smith Construction Company	Whayne Supply Company	Tennessee Secretary of State	Original	#992-023809 filed 5/24/99

Dillard Smith Construction Company	Whayne Supply Company	Tennessee Secretary of State	Original	#992-023810 filed 5/24/99

7

Company	Secured Party	Jurisdiction	Type of Filing	Filing Information

Dillard Smith Construction Company	Whayne Supply Company	Tennessee Secretary of State	Original	#992-029789 filed 6/28/99

Dillard Smith Construction Company	Whayne Supply Company	Tennessee Secretary of State	Original	#993-020628 filed 4/20/99

Dillard Smith Construction Company	Whayne Supply Company	Tennessee Secretary of State	Original	#993-027729 filed 5/18/99

Dillard Smith Construction Company	Whayne Supply Company	Tennessee Secretary of State	Original	#993-027730 filed 5/18/99

Dillard Smith Construction Company	Whayne Supply Company	Tennessee Secretary of State	Original	#101022520 filed 4/02/01

PAR Electrical Contractors, Inc.	Williams Scotsman, Inc.	Missouri Secretary of State	Original	#20040104448J filed 10/1/04

PAR Electrical Contractors, Inc.	Williams Scotsman, Inc.	Missouri Secretary of State	Original	#20040104681H filed 10/4/04

PAR Electrical Contractors, Inc.	Williams Scotsman, Inc.	Missouri Secretary of State	Original	#20040106182F filed 10/7/04

PAR Electrical Contractors, Inc.	Williams Scotsman, Inc.	Missouri Secretary of State	Original	#20040106183G filed 10/7/04

PAR Electrical Contractors, Inc.	Williams Scotsman, Inc.	Missouri Secretary of State	Original	#20040106185J filed 10/7/04

PAR Electrical Contractors, Inc.	Williams Scotsman, Inc.	Missouri Secretary of State	Original	#20040106189B filed 10/7/04

PAR Electrical Contractors, Inc.	Williams Scotsman, Inc.	Missouri Secretary of State	Original	#20040106191F filed 10/7/04

PAR Electrical Contractors, Inc.	Williams Scotsman, Inc.	Missouri Secretary of State	Original	#20040106192G filed 10/7/04

PAR Electrical Contractors, Inc.	Williams Scotsman, Inc.	Missouri Secretary of State	Original	#20040106734J filed 10/8/04

Potelco, Inc.	William Scotsman Mobile Offices Assigned to: LaSalle National Leasing Corporation	California Secretary of State	Original ********** assignment assignment	#0228960952 filed 10/15/02 ***************** #03218C0300 filed 7/31/03 #03-324C0098 filed 11/14/03

The Ryan Company, Inc.	William Scotsman Mobile Offices	Massachusetts Secretary of State	Original	#200208218580 filed 1/10/02

Quanta Services	Yokohama Tire Corporation	Texas Secretary of State	Original	#00-579046 filed 9/5/00

8

EXHIBIT C

March 14, 2005

Federal Insurance Company
15 Mountain View Rd.
P.O. Box 1615
Warren, New Jersey 07061-1615

Ladies and Gentlemen:

      I am General Counsel of Quanta Services, Inc., a Delaware corporation (the “Company”), and am delivering this opinion pursuant to Section 2(a) of the Underwriting, Continuing Indemnity and Security Agreement, dated as of March 14, 2005 (the “Underwriting Agreement”), among Federal Insurance Company, an Indiana corporation (“Federal”), the Company and the Affiliates and Subsidiaries of the Company identified on Exhibit A to the Underwriting Agreement, in their capacity as named Principal and Indemnitors (such Affiliates and Subsidiaries collectively, together with the Company, the “Indemnitors”). Capitalized terms defined in the Underwriting Agreement and used (but not otherwise defined) herein are used herein as so defined.

      In so acting, I have examined originals or copies (certified or otherwise identified to my satisfaction) of (a)(i) the Underwriting Agreement and (ii) the Intercreditor Agreement, dated March 14, 2005, among the Indemnitors, Federal and Bank of America, N.A., as administrative agent for the lenders under the Credit Agreement, dated as of December 19, 2003, as amended, among the Company, certain subsidiaries of the Company as guarantors, and the lenders and other agents party thereto and (b) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and its Subsidiaries and Affiliates, and have made such inquiries of such officers and representatives, as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

      In such examination, I have assumed the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, I have relied upon certificates or comparable documents of officers and representatives of the Company and its Subsidiaries and Affiliates and upon the representations and warranties of the Indemnitors contained in the Surety Credit Documents.

      Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that:

      1. Each Indemnitor identified on Schedule I hereto is a corporation, partnership or limited liability company validly existing and, if a corporation, in good corporate standing under the laws of the jurisdiction set forth in column 2 on Schedule I hereto beside the name of such Subsidiary.

      2. Each Indemnitor identified on Schedule I hereto has all requisite corporate (or, if applicable, partnership or limited liability company) power and authority to execute and deliver the Specified Documents to which such Indemnitor is a party and to perform its obligations thereunder. The execution, delivery and performance of the respective Specified Documents by the Subsidiaries and Affiliates of the Company identified on Schedule I hereto have been duly authorized by all necessary corporate (or, if applicable, partnership or limited liability company) action on the part of each such Subsidiary or Affiliate. Each of the Specified Documents to which each such Subsidiary or Affiliate is a party has been duly and validly executed and delivered by each of such Subsidiaries or Affiliates party thereto.

      3. The execution and delivery by each Subsidiary or Affiliate of the Company identified on Schedule I hereto of the Specified Documents to which such Subsidiary or Affiliate is a party, and the performance by such Subsidiary or Affiliate of its obligations thereunder, will not conflict with, constitute a default under or violate (a) any of the terms, conditions or provisions of the Articles or Certificate of Incorporation, Certificate of Formation (or comparable formation documents) or bylaws (or comparable governing documents) of such Subsidiary or Affiliate, (b) any of the terms, conditions or provisions of any agreement for indebtedness, determined in accordance with United States generally accepted accounting principles, which exceeds $25 million to which such Subsidiary or Affiliate is a party or by which it is bound of which I am aware, (c) any Texas or Delaware corporate law or federal law or regulation (other than federal and state securities or blue sky laws as to which I express no opinion, and state trust fund laws, as to which I express no opinion) that I am aware to be binding on such Subsidiary or Affiliate or to be applicable to its business, properties or assets or (d) any writ, injunction, decree or order of any governmental authority binding on such Subsidiary or Affiliate of which I am aware.

      4. To my knowledge, there is no litigation, proceeding or governmental investigation pending or overtly threatened against the Company or any other Indemnitor that relates to any of the transactions contemplated by the Surety Credit Documents.

      5. Assuming the filing and proper indexing of the Financing Statements and the payment of appropriate filing fees with the Secretary of State of the respective State set forth on Schedule II, such security interest will be perfected, to the extent a security interest in the Collateral of such Indemnitors may be perfected by the filing of a financing statement under the law of the Commonwealth of Massachusetts or the States of California, Colorado, Florida, Illinois, Michigan, Mississippi, Missouri, New York, Washington, North Carolina and Virginia UCC (collectively, “the UCC”) in effect in the respective States set forth on Schedule II (but excluding copyrights, tradenames, trademarks, service marks and patent rights). Except as provided in UCC Sections 9-109 and 9-311, “accounts,” “equipment” and “inventory,” as each

2

such term is defined in the applicable UCC, are types of collateral in which a security interest may be perfected by the filing of a financing statement under the applicable UCC in effect in the respective States set forth on Schedule II.

      The foregoing opinions are subject to the following qualifications:

      (a) My opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

      (b) My opinions expressed herein are rendered as of the date hereof and are based on existing law which is subject to change. Where my opinions expressed herein refer to events to occur at a future date, I have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. I do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to my attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

      (c) In rendering the opinion set forth in paragraph (5) above:

      (i) I have assumed that the law in the specified jurisdictions is identical to the law of Delaware;

      (ii) I express no opinion as to any Collateral that may be included within the definition of Collateral but is not a Bonded Contract or is not specifically described in Section 6 of the Underwriting Agreement;

      (iii) I express no opinion as to any Collateral (A) that consists of accounts receivable which are or will be due from the United States of America or any agency or department thereof or from any state government or agency or department thereof or (B) that consists of commingled goods, letter-of-credit rights, money, deposit accounts, electronic chattel paper, investment property, letter of credit rights, electronic documents or insurance proceeds or which is or may become a fixture or a commercial tort claim;

      (iv) I have assumed: (A) the existence of the Collateral and that each Indemnitor has rights in the Collateral; (B) that there is no agreement between the Indemnitors and the Surety which postpones the attachment of the security interest in the Collateral; (C) that reasonably equivalent value has been given for all security interests created pursuant to the Underwriting Agreement; and (D) that each Financing Statement correctly sets forth the name and address of the secured party noted therein from which information about the security interests may be obtained and correctly sets forth the address of the applicable debtor noted therein;

      (v) I express no opinion as to the priority of any lien or security interest granted pursuant to the Underwriting Agreement;

3

      (vi) in the case of nonidentifiable cash proceeds, continuation of perfection of the security interests of the Surety is limited to the extent set forth in the UCC as enacted in each applicable state;

      (vii) I express no opinion as to the continuation of a security interest in property which has been sold, transferred, assigned, exchanged or otherwise disposed of or as to the continuation or preservation of perfected security interests;

      (viii) I express no opinion as to the validity, perfection or enforceability of any security interest in, or any collateral assignment of, any contract right which by its terms may not be assigned or subjected to a security interest; and

      (ix) I have assumed that all filings will be timely made and duly filed as necessary (A) in the event of a change in the name, identity or corporate structure of any Indemnitor, (B) in the event of a change in the location of any Indemnitor and (C) to continue to maintain the effectiveness of the original filings and, for informational purposes only, I call your attention to the fact that the perfection of any security interest perfected by the filing of the Financing Statements may lapse or terminate (X) if the effectiveness of any filed Financing Statement lapses due to any secured party’s failure to file a properly completed continuation statement under the UCC as enacted in the applicable state within the time period required thereunder, (Y) by a change in the jurisdiction of incorporation of any Indemnitor listed on any Financing Statement or (Z) as to any Collateral acquired by any Indemnitor more than four months after such Indemnitor changes its name, identity or corporate structure so as to make any Financing Statement as to such Indemnitor seriously misleading, unless new appropriate financing statements containing the new name of the Indemnitor are properly filed before the expiration of such four month period.

      (d) My opinion in paragraph (5) is further subject to: (i) the limitations on perfection of security interests in proceeds resulting from the operation of Section 9-315 of the UCC; (ii) the limitations with respect to buyers in the ordinary course of business imposed by Sections 9-318 and 9-320 of the UCC; (iii) the limitations with respect to documents, instruments and securities imposed by Sections 8-302, 9-312 and 9-331 of the UCC; (iv) the provisions of Section 9-203 of the UCC relating to the time of attachment; and (v) Section 552 of Title 11 of the United States Code (the “Bankruptcy Code”) with respect to any Collateral acquired by the Indemnitor subsequent to the commencement of a case against or by the Indemnitor under the Bankruptcy Code.

      The opinions expressed herein are limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware, the corporation laws of the States of California, Colorado, Florida, Illinois, Michigan, Mississippi, Missouri, New York, North Carolina, Virginia, Washington, the Massachusetts Business Corporation Act, and the federal laws of the United States; provided that, as to the corporation laws of the States of California,

4

Colorado, Florida, Illinois, Michigan, Mississippi, Missouri, New York, North Carolina, Virginia, Washington, and the Massachusetts Business Corporation Act, I have assumed that such laws are identical to the corporation laws of the State of Delaware. I express no opinion with respect to the laws of any other jurisdiction, whether applicable directly or through the foregoing laws, and I have assumed, with your permission and without independent verification, that the laws of the state of incorporation or organization of each Subsidiary or Affiliate of the Company identified on Schedule I hereto that is not incorporated or organized in the State of Texas or the State of Delaware are identical to those of the State of Texas.

5

      The opinions expressed herein are rendered solely for Surety’s benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to, without my prior written consent.

Very truly yours,

6

Schedule I

Corporate Good Standing

COLUMN 1	COLUMN 2
Advanced Technologies and Installation Corporation	Washington
Allteck Line Contractors (USA), Inc.	Washington
Arby Construction, Inc.	Delaware
Austin Trencher, Inc.	Delaware
Bradford Brothers, Incorporated	North Carolina
CCLC, Inc.	Delaware
Coast to Coast, LLC	California
CMI Services, Inc.	Florida
Conti Communications, Inc.	Delaware
Croce Electric Company, Inc.	Delaware
Crown Fiber Communications, Inc.	Virginia
Digco Utility Construction, L.P.	Delaware
Dillard Smith Construction Company	Delaware
Driftwood Electrical Contractors, Inc.	Delaware
Environmental Professional Associates, Limited	California
Five Points Construction Co.	Texas
Global Enercom Management, Inc.	Delaware
Golden State Utility Co.	Delaware
H. L. Chapman Pipeline Construction, Inc.	Delaware
Intermountain Electric, Inc.	Colorado
Irby Construction Company	Mississippi
Lindsey Electric, L.P.	Texas
Manuel Bros., Inc.	Delaware
Mears Engineering/LLC	Michigan
Mears Group, Inc.	Delaware
Mears/HDD, LLC	Michigan
Mears Services LLC	Michigan
Mears/CPG LLC	Michigan

7

COLUMN 1	COLUMN 2
Mejia Personnel Services, Inc.	Texas
Metro Underground Services, Inc. of Illinois	Illinois
Network Electric Company	Delaware
North Houston Pole Line, L.P.	Texas
North Sky Communications, Inc.	Delaware
Okay Construction Company, LLC	Delaware
PAR Electrical Contractors, Inc.	Missouri
Parkside Site and Utility Company Corporation	Delaware
Parkside Utility Construction Corp.	Delaware
Potelco, Inc.	Washington
Professional Teleconcepts, Inc.	Illinois
Professional Teleconcepts, Inc.	New York
Quanta Delaware, Inc.	Delaware
Quanta Government Services, Inc.	Delaware
Quanta Government Solutions, Inc.	Delaware
Quanta Services Management Partnership, L.P.	Texas
Quanta Utility Installation Company, Inc.	Delaware
Quanta Utility Services, LLC	Delaware
R.A. Waffensmith & Co., Inc.	Delaware
S.K.S. Pipeliners, LLC	Delaware
Southeast Pipeline Construction, Inc.	Delaware
Southwestern Communications, Inc.	Delaware
Southwest Trenching Company, Inc.	Texas
Spalj Construction Company	Delaware
Sumter Utilities, Inc.	Delaware
Tjader, L.L.C.	Delaware
TNS-VA, LLC	Delaware
Tom Allen Construction Company	Delaware
Total Quality Management Services, LLC	Delaware
Trans Tech Acquisition, Inc.	Texas

8

COLUMN 1	COLUMN 2
Trawick Construction Company, Inc.	Florida
TTM, Inc.	North Carolina
Utility Line Management Services, Inc.	Delaware
VCI Telcom, Inc.	Delaware
W. C. Communications, Inc.	Delaware

9

Schedule II

UCC Filings

Texas
Delaware
Massachusetts
California
Colorado
Florida
Illinois
Michigan
Mississippi
Missouri
New York
Washington
North Carolina
Virginia

10

www.duanemorris.com

March 14, 2005

Federal Insurance Company
15 Mountain View Rd.
P.O. Box 1615
Warren, New Jersey 07061-1615

      Ladies and Gentlemen:

      We have acted as counsel to (i) Quanta Services, Inc., a Delaware corporation (the “Company”), (ii) Underground Construction Co., Inc., a Delaware corporation (“Underground Construction”), (iii) The Ryan Company, Inc., a Massachusetts corporation (“The Ryan Company”), and (iv) Trans Tech Electric, L.P., a Texas limited partnership (“Trans Tech”), in connection with the execution and delivery of, and the consummation of the transactions contemplated by, the Underwriting, Continuing Indemnity and Security Agreement, dated as of March 14, 2005 (the “Underwriting Agreement”), among Federal Insurance Company, an Indiana corporation (“Federal”), the Company and the Affiliates and Subsidiaries of the Company identified on Exhibit A to the Underwriting Agreement, in their capacity as named Principal and Indemnitors (such Affiliates and Subsidiaries collectively, together with the Company, the “Indemnitors”). Underground Construction, The Ryan Company, and Trans Tech are collectively referred to as the “WIP Entities”. Capitalized terms defined in the Underwriting Agreement and used (but not otherwise defined) herein are used herein as so defined.

      In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (a)(i) the Underwriting Agreement and (ii) the Intercreditor Agreement, dated March 14, 2005 (together with the Underwriting Agreement, the “Specified Documents”), among the Indemnitors, Federal and Bank of America, N.A., as administrative agent for the lenders under the Credit Agreement, dated as of December 19, 2003, as amended (the “Credit Agreement”), among the Company, certain subsidiaries of the Company as guarantors, and the lenders and other agents party thereto, (b) Uniform Commercial Code financing statements on Form UCC-1 attached hereto as Schedule I (the “Financing Statements”) and (c) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

Duane Morris llp

3200 SOUTHWEST FREEWAY, SUITE 3150 HOUSTON, TX 77027-7534	PHONE: 713.402.3900 FAX: 713.402.3901

Federal Insurance Company
March 14, 2005

      In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Indemnitors contained in the Surety Credit Documents. We have also assumed, with respect to each Indemnitor other than the Company, (i) the valid existence of such Indemnitor, (ii) that such Indemnitor has the requisite corporate or other power and authority to enter into and perform each Specified Document to which it is party and (iii) the due authorization, execution and delivery by such Indemnitor of each Specified Document to which such Indemnitor is party. We have also assumed that each of the Specified Documents has been duly authorized, executed and delivered by the parties thereto other than the Indemnitors and constitutes the legal, valid and binding obligation of such other parties, enforceable against such other parties in accordance with its terms. As used herein, “of which we are aware” or similar phrase means the conscious awareness of facts or other information by any lawyer in our firm actively involved in the transactions contemplated by the Specified Documents.

      Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

            1. Each of the Company and Underground Construction is a corporation validly existing and in good standing under the laws of the State of Delaware. The Ryan Company is a corporation validly existing and in good corporate standing under the laws of the Commonwealth of Massachusetts. Trans Tech is validly existing under the laws of the State of Texas.

            2. The Company and each of the WIP Entities has all requisite corporate power and authority to execute and deliver the Specified Documents and to perform its obligations thereunder.

            3. The execution, delivery and performance of the Specified Documents by the Company have been duly authorized by all necessary corporate action on the part of the Company and the WIP Entities.

            4. Each of the Specified Documents has been duly and validly executed and delivered by the Company and the WIP Entities.

            5. Each of the Specified Documents constitutes the legal, valid and binding obligation of each of the Indemnitors signatory thereto, enforceable against each such Indemnitor

Federal Insurance Company
March 14, 2005

in accordance with its terms, except (a) as the foregoing may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), (b) that rights to indemnification and contribution thereunder may be limited by federal or state securities laws and the public policy relating thereto, (c) that we express no opinion (except as specifically provided in paragraph (8) below) as to the attachment, perfection or priority of any liens granted pursuant to any Specified Document and (d) that certain remedial provisions of the Specified Documents are or may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such remedial provisions does not affect the validity of the Specified Documents, and the Specified Documents contain adequate provisions for the practical realization of the rights and benefits afforded thereby.

            6. (a) The execution and delivery by the Company of the Specified Documents and the performance by the Company of its obligations thereunder will not conflict with, constitute a default under or violate (a) any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of the Company, (b) any of the terms, conditions or provisions of any agreement listed on Schedule II hereto, (c) any New York law, the Delaware General Corporation Law or any federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion, and state trust fund laws, as to which we express no opinion) that we are aware is binding on the Company or applicable to its business, properties or assets or (d) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company of which we are aware.

                  (b) The execution and delivery by Underground Construction of the Specified Documents and the performance by Underground Construction of its obligations thereunder will not conflict with, constitute a default under or violate (a) any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of Underground Construction, (b) any of the terms, conditions or provisions of any agreement listed on Schedule II hereto, or (c) any Delaware General Corporation Law or any federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion, and state trust fund laws, as to which we express no opinion) that we are aware is binding on Underground Construction or applicable to its business, properties or assets or (d) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on Underground Construction of which we are aware.

                  (c) The execution and delivery by The Ryan Company of the Specified Documents and the performance by The Ryan Company of its obligations thereunder will not conflict with, constitute a default under or violate (a) any of the terms, conditions or provisions of the Articles of Organization, as amended, or Bylaws of The Ryan Company, (b)

Federal Insurance Company
March 14, 2005

any of the terms, conditions or provisions of any agreement listed on Schedule II hereto, or (c) the Massachusetts Business Corporation Act or any federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion, and state trust fund laws, as to which we express no opinion) that we are aware is binding on The Ryan Company or applicable to its business, properties or assets or (d) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on The Ryan Company of which we are aware.

                  (d) The execution and delivery by Trans Tech of the Specified Documents and the performance by Trans Tech of its obligations thereunder will not conflict with, constitute a default under or violate (a) any of the terms, conditions or provisions of its limited partnership agreement, (b) any of the terms, conditions or provisions of any agreement listed on Schedule II hereto,1 or (c) any Texas limited liability partnership law or any federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion, and state trust fund laws, as to which we express no opinion) that we are aware is binding on Trans Tech or applicable to its business, properties or assets or (d) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on Trans Tech of which we are aware.

            7. The execution and delivery by the Indemnitors (other than the Company) of the Specified Documents and the performance by such Indemnitors of their respective obligations thereunder will not conflict with, constitute a default under or violate any New York law or federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion, and state trust fund laws, as to which we express no opinion) that we are aware is binding on such Indemnitor or applicable to its business, properties or assets.

            8. The execution and delivery of the Underwriting Agreement by the Indemnitors creates a valid security interest in the Collateral (as defined in the Underwriting Agreement) in favor of the Surety, as security for any Surety Loss (as defined in the Underwriting Agreement) to the extent that Article 9 of the Uniform Commercial Code as in effect in the State of New York (together with the Uniform Commercial Code as in effect in the States of Delaware and Texas, and the Commonwealth of Massachusetts, the “UCC”) is applicable to the creation of such security interest. Except as provided in UCC Section 9-109, “accounts,” “equipment” and “inventory,” as each such term is defined in the applicable UCC, are types of collateral to which the respective UCC is applicable in determining the creation of a security interest. Assuming the filing and proper indexing of the Financing Statements and the payment of appropriate filing fees with the Secretary of State of the respective State set forth on Schedule III, such security interest will be perfected, to the extent a security interest in the

[1]	The Company has informed us that Schedule II contains all agreements for indebtedness, determined in accordance with United States generally accepted accounting principles, in excess of $25 million.

Federal Insurance Company
March 14, 2005

Collateral of such Indemnitors may be perfected by the filing of a financing statement under the applicable UCC in effect in the respective States set forth on Schedule III (but excluding copyrights, tradenames, trademarks, service marks and patent rights). Except as provided in UCC Sections 9-109 and 9-311, “accounts,” “equipment” and “inventory,” as each such term is defined in the applicable UCC, are types of collateral in which a security interest may be perfected by the filing of a financing statement under the applicable UCC in effect in the respective States set forth on Schedule III.

                  The foregoing opinions are subject to the following qualifications:

                  (a) In rendering the opinion set forth in paragraph (5) above, we express no opinion with respect to:

      (i) any provision of any of the Specified Documents insofar as it provides for the payment or reimbursement of costs and expenses or indemnification or contribution (A) for claims, losses or liabilities in excess of a reasonable amount determined by a court or other tribunal or attributable to the indemnified party’s negligence or (B) otherwise under circumstances where such payment, reimbursement, or indemnification or contribution is contrary to public policy;

      (ii) the ability of any party to collect attorneys’ fees and costs in an action involving any of the Specified Documents if such party is not the prevailing party in such action or to the extent such fees and costs are greater than such fees and costs as may be determined to be reasonable by a court or other tribunal;

      (iii) the right of any person to declare a default, accelerate obligations of any other person, or exercise remedies based on non-material breaches of any of the Specified Documents or without notice;

      (iv) the ability of any person to obtain specific performance, injunctive relief, liquidated damages, rescission or any similar remedy in any proceeding;

      (v) whether a court other than a court of the State of New York would give effect to a choice of New York law;

      (vi) any provisions contained in the Specified Documents which purport to negate or limit liabilities, duties and obligations of the Surety (including, without limitation, those with respect to the care, maintenance, disposition, preservation or protection of the Collateral and duties that are imposed upon Surety by the UCC); or

Federal Insurance Company
March 14, 2005

      (vii) (A) any right of setoff under the Underwriting Agreement, (B) Section 15 of the Underwriting Agreement (titled “Bankruptcy Court Approval”), (C) Section 17 of the Underwriting Agreement (titled “Use of Cash Collateral”), (D) the third sentence of Section 23 of the Underwriting Agreement (titled “Indemnitors’ Knowing Consent to Agreement”), (E) the first two sentences of Section 30 of the Underwriting Agreement (titled “Right of Surety to Settle Claims”), (F) the first sentence of Section 32 of the Underwriting Agreement (titled “Authority of Surety to Amend Bond”), (G) the last sentence of the last paragraph of Section 33 of the Underwriting Agreement (titled “Rights and Remedies on Default”) or (H) Section 53 of the Underwriting Agreement (titled “Power of Attorney”).

                  (b) In rendering the opinion set forth in paragraph (5) above, we express no opinion with respect to any provision of any of the Specified Documents providing for:

      (i) the establishment or waiver of measures of damages or methods of proof;

      (ii) any right to obtain possession of any property or to exercise self-help remedies or other remedies without judicial process or in any manner other than peaceably and by reason of the peaceable surrender of such possession by any Indemnitor;

      (iii) any waiver or limitation concerning mitigation of damages;

      (iv) confession of judgment;

      (v) any waiver of any course of dealing or delay in action by any party or of any rights arising from any such course of dealing or delay;

      (vi) any waiver of a right to interpose a defense, counterclaim or setoff or to recover special or consequential damages;

      (vii) the consent to or establishment of jurisdiction or venue;

      (viii) any waiver of the right to raise a claim of an inconvenient forum with respect to any judicial proceedings;

      (ix) the exculpation of the Surety from liability for its action or inaction, to the extent such exculpation is contrary to public policy or law;

      (x) any waiver of statutes of limitations;

Federal Insurance Company
March 14, 2005

      (xi) prejudgment attachment against any Indemnitor;

      (xii) the right of the Surety to institute judicial proceedings or institute or enforce any other extraordinary remedy without first giving notice to Indemnitors; or

      (xiii) any waiver of various defenses and rights on the part of Indemnitors which arise as a result of actions taken by the Surety in the enforcement of remedies or as a result of a bankruptcy filing by or against any Indemnitor.

                  (c) We have assumed that each of the parties to the Specified Documents other than the Indemnitors will seek to enforce its rights thereunder in good faith and in a commercially reasonable manner.

                  (d) In rendering the opinion set forth in paragraph (8) above:

      (i) we express no opinion with respect to any Collateral as to which the creation or perfection of a security interest is governed by the laws of any jurisdiction other than the State of Delaware, Texas or New York or the Commonwealth of Massachusetts;

      (ii) we express no opinion as to any Collateral that may be included within the definition of Collateral but is not a Bonded Contract or is not specifically described in Section 6 of the Underwriting Agreement;

      (iii) we express no opinion as to any Collateral (A) that consists of accounts receivable which are or will be due from the United States of America or any agency or department thereof or from any state government or agency or department thereof or (B) that consists of commingled goods, letter-of-credit rights, money, deposit accounts, electronic chattel paper, investment property, letter of credit rights, electronic documents or insurance proceeds or which is or may become a fixture or a commercial tort claim;

      (iv) we have assumed: (A) the existence of the Collateral and that each Indemnitor has rights in the Collateral; (B) that there is no agreement between the Indemnitors and the Surety which postpones the attachment of the security interest in the Collateral; (C) that reasonably equivalent value has been given for all security interests created pursuant to the Underwriting Agreement; and (D) that each Financing Statement correctly sets forth the address of the secured party noted therein from which information about the security interests may be obtained

Federal Insurance Company
March 14, 2005

and correctly sets forth the name and address of the applicable debtor noted therein;

      (v) we express no opinion as to the priority of any lien or security interest granted pursuant to the Underwriting Agreement;

      (vi) in the case of nonidentifiable cash proceeds, continuation of perfection of the security interests of the Surety is limited to the extent set forth in the UCC as enacted in each applicable state;

      (vii) we express no opinion as to the continuation of a security interest in property which has been sold, transferred, assigned, exchanged or otherwise disposed of or as to the continuation or preservation of perfected security interests;

      (viii) we express no opinion as to the validity, perfection or enforceability of any security interest in, or any collateral assignment of, any contract right which by its terms may not be assigned or subjected to a security interest; and

      (ix) we have assumed that all filings will be timely made and duly filed as necessary (A) in the event of a change in the name, identity or corporate structure of any Indemnitor, (B) in the event of a change in the location of any Indemnitor and (C) to continue to maintain the effectiveness of the original filings and, for informational purposes only, we call your attention to the fact that the perfection of any security interest perfected by the filing of the Financing Statements may lapse or terminate (X) if the effectiveness of any filed Financing Statement lapses due to any secured party’s failure to file a properly completed continuation statement under the UCC as enacted in the applicable state within the time period required thereunder, (Y) by a change in the jurisdiction of incorporation of any Indemnitor listed on any Financing Statement or (Z) as to any Collateral acquired by any Indemnitor more than four months after such Indemnitor changes its name, identity or corporate structure so as to make any Financing Statement as to such Indemnitor seriously misleading, unless new appropriate financing statements containing the new name of the Indemnitor are properly filed before the expiration of such four month period.

                  (e) Our opinion in paragraph (8) is further subject to: (i) the limitations on perfection of security interests in proceeds resulting from the operation of Section 9-315 of the UCC; (ii) the limitations with respect to buyers in the ordinary course of business imposed by Sections 9-318 and 9-320 of the UCC; (iii) the limitations with respect to documents,

Federal Insurance Company
March 14, 2005

instruments and securities imposed by Sections 8-302, 9-312 and 9-331 of the UCC; (iv) the provisions of Section 9-203 of the UCC relating to the time of attachment; and (v) Section 552 of Title 11 of the United States Code (the “Bankruptcy Code”) with respect to any Collateral acquired by the Indemnitor subsequent to the commencement of a case against or by the Indemnitor under the Bankruptcy Code.

                  (f) Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

                  (g) Our opinions expressed herein are rendered as of the date hereof and are based on existing law which is subject to change. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

                  The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, Article 9 of the UCC as in effect in each of the State of New York, the State of Delaware, and the Commonwealth of Massachusetts, Chapter 9 of the UCC as in effect in the State of Texas and the federal laws of the United States, and we express no opinion with respect to the laws of any other jurisdiction, whether applicable directly or through the foregoing laws.

                  The opinions expressed herein are rendered solely for Surety’s benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to, without our prior written consent.

Very truly yours,

Federal Insurance Company
March 14, 2005

Schedule I

Uniform Commercial Code Financing Statements

(Attached)

Federal Insurance Company
March 14, 2005

Schedule II

1.	That certain Subordinated Indenture dated as of July 25, 2000 as supplemented by that certain First Supplemental Indenture dated as of July 25, 2000, in each case between the Company, as issuer, and Chase Bank of Texas, National Association, as trustee.

2.	That certain Indenture dated as of October 17, 2003 between the Company, as issuer, and Wells Fargo Bank, N.A., as trustee.

3.	The Credit Agreement.

Federal Insurance Company
March 14, 2005

Schedule III

Texas

Delaware

Massachusetts